                            SCHEDULE 14A INFORMATION

                 Consent Solicitation Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Consent Solicitation
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2)
[X]  Definitive Consent Solicitation
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240,14a-12

                              DEVELOPMENT PARTNERS
                      (A MASSACHUSETTS LIMITED PARTNERSHIP)
                  (Name of Registrant As Specified in Charter)

            (Name of Person(s) Filing Consent Solicitation Statement,
                         if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)    Title of each class of securities to which transaction applies:
               Units of Limited Partnership Interest ("Units")
        (2)    Aggregate number of securities to which transaction applies:
               36,411 Units
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $10,321,052 equal to the estimated aggregate amount of cash to be distributed to the partners upon liquidation of the Registrant.
        (4)    Proposed maximum aggregate value of transaction: $10,321,052
        (5)    Total fee paid: $2,064
[X]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        (1)    Amount Previously Paid:_________________________________________
        (2)    Form, Schedule or Registration Statement No.:___________________
        (3)    Filing Party:___________________________________________________
        (4)    Date Filed:_____________________________________________________

                              DEVELOPMENT PARTNERS
                      (A MASSACHUSETTS LIMITED PARTNERSHIP)
                                5110 Langdale Way
                        Colorado Springs, Colorado 80906
                                 (719) 527-0544
March 16, 1998

Dear Limited Partner:

We are pleased to let you know that, during the last quarter of 1997, Development Partners (A Massachusetts Limited Partnership) (the "Partnership") implemented and completed a competitive bidding process for the disposition of its real property investments. The competitive bidding process included the participation of a number of well-screened and fully-qualified institutional real property purchasers and resulted in the Partnership receiving and accepting offers to purchase all of its properties.

The Partnership is now in a position, subject to the approval of a majority in interest of the limited partners, to sell its properties and dissolve the Partnership. Accordingly, pursuant to the enclosed Consent Solicitation, the Partnership is seeking the consent of the limited partners to dissolve the Partnership and liquidate all of its real property investments (the "Dissolution"). The Dissolution and the principal terms of the offers are discussed in more detail in the Consent Solicitation under "Description of Dissolution."

FOR THE REASONS SET FORTH IN THE ENCLOSED CONSENT SOLICITATION, THE GENERAL PARTNERS RECOMMEND THAT THE LIMITED PARTNERS CONSENT TO THE DISSOLUTION.

Accompanying the Consent Solicitation is the Partnership's Form 10-K for the year ended December 31, 1996 and its most recent Form 10-Q for the quarter ended September 30, 1997.

We urge you to read the enclosed document carefully and to return your signed consent as soon as possible to GP L'Auberge Communities, L.P., c/o Gemisys, 7103 South Revere Parkway, Englewood, Colorado 80112. You may also return your Consent to GP L'Auberge Communities, L.P., c/o Gemisys, via facsimile at (303) 705-6171. For your convenience a postage-paid return envelope has been included. If you have any questions about the enclosed material, please call our Investor Services line at (800) 262-7778.

                                Very truly yours,



L'AUBERGE REALTY ADVISORS (A MASSACHUSETTS       GP L'AUBERGE COMMUNITIES, L.P.,
LIMITED PARTNERSHIP), General Partner            General Partner

                                                 By: L'Auberge Communities,
                                                     Inc., its general partner
By: Stephen B. Boyle, General Partner


                                                 By: Stephen B. Boyle, President



                             YOUR VOTE IS IMPORTANT
             PLEASE SIGN AND DATE THE ENCLOSED CONSENT AND RETURN IT
                  IMMEDIATELY SO THAT YOUR VOTE CAN BE COUNTED.

                              DEVELOPMENT PARTNERS
                      (A MASSACHUSETTS LIMITED PARTNERSHIP)
                                5110 Langdale Way
                        Colorado Springs, Colorado 80906


                              CONSENT SOLICITATION


                                 March 16, 1998


                                  INTRODUCTION

        This solicitation of written consents (the "Consent Solicitation") is furnished by GP L'Auberge Communities, L.P., a California limited partnership, and L'Auberge Realty Advisors (A Massachusetts Limited Partnership), the general partners (the "General Partners") of Development Partners (A Massachusetts Limited Partnership) (the "Partnership"), in connection with the Partnership's solicitation of consents from the Partnership's limited partners (the "Limited Partners") to dissolve the Partnership and liquidate all of its real property investments (hereinafter referred to as "properties") (collectively, the "Dissolution") by means of a liquidation strategy as described herein. If the Dissolution is consented to by a majority in interest of the Limited Partners as described herein, the Partnership's properties will be sold and liquidated as soon as is practicable, consistent with obtaining reasonable value therefor, and the net proceeds will be distributed to the Limited Partners. As discussed below, the Partnership has received and accepted offers from purchasers unaffiliated with either General Partner to purchase all of its properties, although there can be no assurance that any or all such offers will result in consummated sales of the properties. The General Partners recommend that the Limited Partners consent to the Dissolution.

        This Consent Solicitation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, including those identified herein.

        This Consent Solicitation, and the enclosed consent form (the "Consent"), are first being mailed to the Limited Partners on or about March 20, 1998.

                           DESCRIPTION OF DISSOLUTION

BACKGROUND AND REASONS FOR DISSOLUTION

        The Partnership was organized in 1985 for the purpose of acquiring, operating and ultimately selling or disposing of multifamily residential rental properties. The Partnership's original investment objectives contemplated that the properties would be held for approximately five to seven years, with decisions about the timing of eventual property sales or other dispositions to be left to the General Partners' discretion based on the anticipated economic benefits of continued ownership and other factors. The national recession that extended through the early 1990s had the effect of depressing real estate values. Subsequently, the markets where the Partnership's properties are located experienced an oversupply of new apartment developments. These conditions led the General Partners to conclude that it was advisable for the Partnership to hold its properties longer than initially anticipated.

        Instead of selling the Partnership's properties during the downturn in their markets, the Partnership continued to hold and operate its properties. As improvement in the Partnership's markets became apparent, the General Partners began to prepare the properties for sale and to devise and implement a disposition strategy. The proposed Dissolution and sales transactions are the final step in the disposition process. After considering various alternatives for marketing the Partnership's properties, the General Partners determined that, given the quality of the properties, the most advantageous offers were likely to be obtained by approaching a reasonable number of well-qualified institutional real estate purchasers in a competitive bidding process. Accordingly, with the assistance of a licensed real estate broker unaffiliated with either General Partner (the "Unaffiliated Broker"), approximately 15 institutional real estate purchasers representing a broad cross-section of the institutional real estate capital market were approached. As a result of the competitive bidding process, the Partnership received multiple offers to purchase each of its properties. In order to maximize the sales prices, the Partnership permitted each offeror the opportunity to increase its offer. From the resubmitted offers, the General Partners selected the highest and best offer for each property and a purchase and sale agreement (the "Purchase Agreement") has been executed with respect to each property, subject to the consent of the Limited Partners to the Dissolution. Certain of the principal terms of the Purchase Agreements are discussed in this Consent Solicitation under "Description of Dissolution -- Liquidation Strategy; Pending Sales."

        Sales of the properties at this time will enable the Partnership to take advantage of the improved local economies where its properties are located. The General Partners have reviewed comparable sales in the properties' respective markets and have determined that the accepted offer for each property is fair and reasonable. Moreover, the General Partners believe that the terms of each proposed sale described herein are advantageous to the Partnership because of the price, the purchase of the properties for all cash without a financing contingency and the strength and reliability of the purchaser.

        For the foregoing reasons, the General Partners believe that it is in the best interests of the Partnership and the Limited Partners to dissolve the Partnership and seek to sell and liquidate the

Partnership properties and wind up the Partnership at this time rather than to continue to hold and operate the properties for later sale.

EFFECTS OF THE DISSOLUTION

        Under the Massachusetts Revised Uniform Limited Partnership Act, a limited partnership may be dissolved at the time or upon the happening of events specified in its partnership agreement. The Amended and Restated Certificate and Agreement of Limited Partnership of the Partnership (the "Partnership Agreement") provides that the Partnership shall be dissolved upon the vote or written consent of a majority in interest of the Limited Partners. Under the terms of the Partnership Agreement and applicable law, upon dissolution of the Partnership the General Partners are to take full account of the Partnership's assets and liabilities, liquidate the Partnership's remaining assets and apply and distribute the liquidation proceeds in the order specified in the Partnership Agreement. See "Liquidation and Winding Up" below. During the winding up process, the Partnership's legal existence would continue solely for purposes relating to the liquidation and winding up and the Limited Partners would continue to have the voting and economic rights provided in the Partnership Agreement.

        Neither the Partnership Agreement nor Massachusetts law provides for a specified period of time for completing the liquidation and winding up of the Partnership. If the Dissolution is consented to by a majority in interest of the Limited Partners, the General Partners would be authorized and directed to settle and close the Partnership's business and dispose of and convey the Partnership's property as soon as practicable, pursuant to the offers described herein or otherwise, consistent with obtaining reasonable value for the properties. In the event that one or more of the properties are not sold pursuant to the Purchase Agreements described herein (see "Liquidation Strategy; Pending Sales" below), the General Partners would continue to have broad discretion to manage the business and affairs of the Partnership and the winding up process and to determine the timing, terms and conditions of property sales and other dispositions. Upon the dissolution and completion of the winding up process, the Partnership will file a certificate of cancellation with the Massachusetts Office of the Secretary of State and will be terminated. There are no federal or state regulatory requirements that must be complied with or approvals that must be obtained in connection with the Dissolution.

LIQUIDATION STRATEGY; PENDING SALES

        The following table sets forth certain information regarding the Partnership's properties and the Purchase Agreements.



                                    Projected            Purchase Agreements
                                     Mortgage      --------------------------------
  Property Name and    Number of   Indebtedness    Purchase                 Closing
      Location           Units      at 3/30/98      Price      Purchaser     Date(1)
  -----------------    ---------   ------------    --------    ---------    --------
Canyon View West,         168       $4,963,525   $10,101,497   Tucson       4/24/98(3)
Tucson, AZ(2)                                                  Realty
                                                               Holding
                                                               Co. Inc.

L'Auberge Broadmoor,      108       $3,489,660    $8,300,000   DRA          4/30/98
Colorado Springs,                                              Advisors,
CO(4)                                                          Inc.

Casabella,                154       $6,734,895   $11,700,000   JPR            (6)
Scottsdale, AZ(5)                                              Capital
                                                               LLC

(1) Subject to the consent of the Limited Partners to the Dissolution proposed herein.

        (2) The Partnership owns a joint venture interest in Canyon View West Joint Venture which holds fee simple title to this property. The Partnership's co-venturers are unaffiliated with the Partnership and the General Partners. No co-venturer will be entitled to receive any portion of the proceeds of the sale of Canyon View West. Under the terms of the Canyon View West Joint Venture Agreement, the Partnership's co-venturers (or any of them) were granted a right of first refusal to purchase Canyon View West on the same terms and conditions as an accepted third party offer to purchase the property. With respect to the proposed sale to Tucson Realty Holding Co. Inc. ("TRH"), the co-venturers had until the close of business on March 13, 1998 to exercise the right of first refusal on the terms contained in the Canyon View West Purchase Agreement. On March 13, 1998, one of the co-venturers purported to exercise the right of first refusal. The Partnership believes, and has asserted, that the purported exercise was not in conformity with the material terms and conditions of the Canyon View West Purchase Agreement and, therefore, that the right of first refusal lapsed without exercise. Accordingly, the Partnership is proceeding to close the sale of Canyon View West to TRH pursuant to the Canyon View West Purchase Agreement. There can be no assurance, however, that the co-venturer will not claim that the Partnership is prohibited from selling the property to TRH and attempt to enjoin the sale. The assertion of such a claim could materially delay the Partnership's sale of Canyon View West. Canyon View West will be sold together with an adjacent property which is owned by a joint venture in which a public limited partnership of which the General Partners or their affiliates are the general partners is the managing venturer. Accordingly, the sale of Canyon View West is also conditioned upon the consent of the limited partners of the affiliated partnership to the dissolution of such partnership. The $16,750,000 total purchase price for the two adjacent properties was allocated between the two joint ventures based on relative gross rent potential of the two properties.

(3) The Closing Date may occur earlier than the date indicated if the consent of the Limited Partners to the Dissolution is received prior thereto.

(4) The Partnership holds fee simple title to this property. The Partnership's former joint venture partner in the joint venture which previously held title to the property retained an economic interest in the property's cash flow and sales proceeds under certain circumstances. The former joint venture partner will not be entitled to receive any portion of the proceeds of the sale of L'Auberge Broadmoor.

(5) The Partnership owns an approximate 8% interest in Casabella Associates, a general partnership which holds fee simple title to the property. The Partnership's partners in Casabella Associates are two public limited partnerships of which the General Partners or their affiliates are the general partners. Accordingly, the sale of Casabella is also conditioned upon the consent of the limited partners of the affiliated partnerships to the dissolution of such partnerships. Casabella Associates' former joint venture partner in the joint venture which previously held title to the property retained an economic interest in the property's cash flow and sales proceeds under certain circumstances. The former joint venture partner will not be entitled to receive any portion of the proceeds of the sale of Casabella.

(6) Approximately 90 days after the Limited Partner consents described in note (5) above are received, but not later than June 15, 1998.

        Each Purchase Agreement provides that the purchaser has the right to conduct its "due diligence" review of the property. This review includes, but is not limited to, a physical inspection and examination of title and environmental matters. During the due diligence period, each purchaser has the customary right to withdraw its offer for any reason. Because each of the property sales is subject to the respective purchaser's due diligence review of the property, there can be no assurance that any or all proposed sales described above will actually occur. Alternatively, as is customary in similar real estate transactions, if, during the due diligence period, the purchaser identifies conditions which are unacceptable to it, the purchaser may seek a purchase price adjustment, which the General Partners would consider and negotiate as they deem appropriate. Each Purchase Agreement provides that in the event that the purchaser defaults by failing to close following the end of the due diligence period, the Partnership will be entitled to retain the purchaser's deposit as liquidated damages.

        Assuming, for purposes of illustration, that the Partnership's properties were sold for an aggregate price of $30,101,497 (the total of the purchase prices set forth above), the General Partners believe that, after (i) repayment of mortgage indebtedness in the aggregate amount of approximately $15,188,080, (ii) deducting estimated fees and expenses of the sales, which currently are anticipated to total approximately $410,500, including a real estate brokerage commission payable to the Unaffiliated Broker in an amount equal to 1.25% of the sales price of each property, (iii) payment of real estate taxes, (iv) giving effect to the interests of the Partnership's partners or co-venturers in certain properties, and (v) including the Partnership's estimated cash balance of $270,000, approximately $10,321,052 (the "Dissolution Proceeds") would be available to the Partnership.

        The Dissolution Proceeds, less a $300,000 wind-up reserve which the General Partners intend to establish to cover various expenses of winding up and liquidating the Partnership, would be distributed to the Limited Partners as promptly as possible following the sales of the properties. Assuming Dissolution Proceeds of $10,321,052, for each $500 invested in the Partnership, the Limited Partners would receive out of the Dissolution Proceeds approximately $275 (the "Distribution Per Unit"). When added to the $100.75 per Unit that has been distributed from operations and the $1.55 per Unit distributed from uninvested funds, Limited Partners will have received aggregate distributions of approximately $377.21 per $500 Unit over the term of the investment.(1) In addition, upon final winding up of the Partnership, any unexpended funds in the wind-up reserve will be distributed to the Limited Partners.

------------

(1) Exhibit A attached to this Consent Solicitation sets forth certain information regarding Partnership distributions on a quarterly basis for the past three years and in the aggregate since inception.

        The foregoing estimates are presented for the Limited Partners' reference only and should not be relied upon in determining whether to consent to the Dissolution. The estimates assume that sales of the properties are consummated pursuant to the terms of the Purchase Agreements. There can be no assurance that such sales will occur. If one or more of the proposed sales does not occur, the General Partners would seek substitute purchasers, although there can be no assurance as to when such purchasers would be located or the terms on which such purchasers would agree to purchase the properties. The Limited Partners would have no right to approve the terms of any substituted sale. The estimates do not give effect to the operating expenses or net income or net loss of the Partnership for any period prior to the time the properties are sold, which could affect the amount of Dissolution Proceeds available for distribution. Additionally, the estimates do not give effect to customary closing adjustments, credits and prorations, the amounts of which are not known at this time. For these reasons, the actual proceeds to be received by the Limited Partners may vary materially from the Distribution Per Unit, and therefore possibly be substantially less.

        The timing of the Limited Partners' receipt of any Dissolution Proceeds will depend on when a sale or other disposition of the Partnership's properties can be completed. If the properties are sold pursuant to the terms of the Purchase Agreements, the General Partners expect that the sales will be consummated during the second quarter of 1998. The General Partners will endeavor to distribute funds as expeditiously as possible after any sale.

LIQUIDATION AND WINDING UP

        Pursuant to the Partnership Agreement, if the Dissolution is consented to by a majority in interest of the Limited Partners, the General Partners are to take full account of the Partnership's assets and liabilities, liquidate the Partnership's assets and discharge or make adequate provision for the liabilities of the Partnership in the following order:

        (a)    First, to creditors, in the order of priority provided by law;

        (b) Second, to the setting up of any reserve for contingencies which the General Partners may consider necessary; and

        (c) After all such liabilities have been either discharged or adequately provided for, to the partners, in accordance with Section 10 of the Partnership Agreement.

        It is not anticipated that the General Partners will receive any of the proceeds from the Dissolution. The General Partners are not aware of any liabilities or obligations of the Partnership, contingent or otherwise, except as set forth on the Partnership's balance sheet included as part of its Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 (a copy of which accompanies this Consent Solicitation and is incorporated herein by reference) and liabilities and obligations incurred since September 30, 1997 in the ordinary course of the Partnership's business.

                             CERTAIN CONSIDERATIONS

        The General Partners cannot predict when any of the Partnership's properties will actually be sold or disposed of, or when the eventual liquidation will occur, nor can the General Partners estimate with certainty the amount of Dissolution Proceeds that will be available to distribute to the Limited Partners upon the sale or other disposition of the Partnership's properties and completion of the liquidation. Moreover, there can be no assurance that the properties will be sold or disposed of at prices equal to the purchase prices contained in the Purchase Agreements described herein or that the value of the properties will not increase after they are sold or disposed of by the Partnership.

        In considering whether to approve the Dissolution, the Limited Partners should bear in mind that the General Partners have broad discretion to manage the business and affairs of the Partnership. If the Dissolution is not approved, the General Partners intend to continue to manage the Partnership and its properties substantially as they are currently being managed and to continue to entertain and consider indications of interest from third parties to acquire all or a portion of the Partnership's properties. There can be no assurance that the Dissolution will result in greater returns to the Limited Partners than a continuation of the Partnership and eventual sale or disposition of its properties at a later time.

        Because of the General Partners' long-standing experience with the Partnership properties, the property management affiliate of the General Partners may be considered, among other independent property management companies, to manage the Partnership's properties following their sale. In this regard, DRA Advisors, Inc., the purchaser of L'Auberge Broadmoor, has indicated its intention to retain such property management affiliate following the sale pursuant to an agreement terminable by the purchaser on 30 days prior notice. If the Limited Partners consent to the Dissolution, they also will be deemed to have consented to any transaction that may be undertaken to accomplish the liquidation and winding up of the Partnership and will not be entitled to approve or disapprove of any such transaction, including transactions which may involve the General Partners' management affiliate continuing as property manager.

        Neither Massachusetts law nor the Partnership Agreement provides the Limited Partners with any dissenter's rights, or the right to seek an independent appraisal of the value of the Partnership or its assets. Thus, the Limited Partners will be bound to accept the consideration upon the sale of the Partnership's properties if the Dissolution is consented to by the Limited Partners.

                     RECOMMENDATION OF THE GENERAL PARTNERS

        THE GENERAL PARTNERS BELIEVE THAT THE DISSOLUTION IS IN THE BEST INTERESTS OF THE LIMITED PARTNERS AND RECOMMEND THAT THE LIMITED PARTNERS VOTE "FOR" AND CONSENT TO THE DISSOLUTION.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

        If a majority of the Limited Partners consent to the Dissolution, the General Partners intend to sell the Partnership's properties and, after payment of certain Partnership expenses and liabilities (see "Description of Dissolution -- Liquidation and Winding Up"), distribute the proceeds to the Partners in liquidation of the Partnership. Such a sale and distribution will result in certain federal income tax consequences to a Limited Partner as described below. Section references below are to the Internal Revenue Code of 1986, as amended (the "Code").

IN GENERAL

        As a partnership for federal income tax purposes, the Partnership is not subject to federal income tax as a separate taxable entity. Instead, each Partner is required to report on its own federal income tax return such Partner's distributive share of the Partnership's items of income, gain, loss, deduction and credit, including any gain or loss recognized by the Partnership on the sale of Partnership properties. Accordingly, a Limited Partner may be subject to tax on such Limited Partner's distributive share of Partnership income irrespective of whether such Limited Partner receives any cash distribution from the Partnership. A Limited Partner's adjusted basis in its Units is increased by such Limited Partner's distributive share of income and gain of the Partnership for each taxable year, is reduced by its distributive share of loss for such taxable year and is reduced by the amount of any actual or deemed distributions made to such Limited Partner during such year. A reduction in a Limited Partner's allocable share of Partnership liabilities that were included in such Limited Partner's adjusted basis in its Units (e.g., as a result of the repayment of a nonrecourse mortgage secured by a Partnership property) is treated as a deemed distribution of cash for this purpose.

GAIN OR LOSS ON SALE OF PARTNERSHIP PROPERTY

        The Partnership will separately recognize gain or loss for federal income tax purposes with respect to the sale of each Partnership asset. The Partnership will recognize a gain for tax purposes with respect to the sale of an asset if the amount realized for such asset (i.e., the cash proceeds and other consideration, if any, received reduced by the expenses of sale) exceeds the Partnership's adjusted basis for such asset. The Partnership will recognize a loss with respect to the sale of an asset if the Partnership's adjusted basis for such asset exceeds the amount realized by the Partnership for such asset. Overall, the Partnership expects to realize a gain of approximately $1,048,093, of which approximately $959,555 or $26.35 per Unit, will be allocated to the Limited Partners, in connection with the sale of its properties pursuant to the Purchase Agreements.

        Under Section 702(a)(3) of the Code, the Partnership is required to separately state, and each Partner is required to account separately for, such Partner's distributive share of any Section 1245 gain (depreciation recapture),
Section 1231 gain or loss and net taxable income or loss from Partnership operations for any taxable year in which Partnership property is sold. Section 1231 gain or loss is gain or loss (apart from depreciation recapture, if any) resulting from the sale or exchange of "Section 1231 property," which is defined generally as depreciable property used in the trade or business and held for more than one year and real property used in the trade or business and held for more than one year which is not inventory or other property held for sale to customers in the ordinary course of the trade or business.

        Except for gain attributable to depreciation recapture under Section 1245 of the Code, any gain or loss on the sale of Partnership assets is expected to be Section 1231 gain or loss. To the extent that for any taxable year Section 1231 loss exceeds Section 1231 gain, such net Section 1231 loss will be treated as an ordinary loss, subject to any applicable passive activity loss limitations under Code Section 465. Passive activity losses generally can only offset passive activity income; however, upon completion of the liquidation of the Partnership, a Limited Partner's share of passive activity losses of the Partnership, including suspended passive activity losses, may be utilized in the taxable year in which such liquidation occurs to offset non-passive income from other sources.

        To the extent that for any taxable year Section 1231 gain exceeds
Section 1231 loss, such net Section 1231 gain will be treated as long-term capital gain. However, Section 1231 gain will be treated as ordinary income to the extent of prior Section 1231 losses from any source that were treated as ordinary in any of the previous five years.

        A Limited Partner will also realize gain or loss on the final liquidation of the Partnership pursuant to the Dissolution to the extent that the amount of any actual or deemed distribution to such Limited Partner differs from such Limited Partner's adjusted basis for its Units. Any such loss (or gain) will be long-term or short-term capital loss (or gain), depending on the holding period of its Units. It is anticipated that a Limited Partner who acquired its Units in the public offering will realize a capital loss of approximately $74.63 per Unit in connection with the liquidation of the Partnership.

CAPITAL GAINS AND LOSSES

        Individuals, trusts and estates are generally subject to tax on net long-term capital gain with respect to property held for more than 18 months at a maximum rate of 20% (28% in the case of property held for more than one year but not more than 18 months), except that long-term capital gain from the sale of real property that would otherwise qualify for the 20% maximum rate will instead be subject to a 25% maximum rate to the extent of prior depreciation deductions allowed with respect to such real property. Capital losses generally may be utilized in any taxable year only to the extent of capital gains plus, in the case of a non-corporate taxpayer, up to $3,000 of ordinary income ($1,500 in the case of a married individual filing a separate return). Unused capital losses may be carried forward and utilized in subsequent years subject to the same limitations.

        THE FOREGOING IS A SUMMARY ONLY, AND SPECIAL CONSIDERATIONS MAY BE APPLICABLE TO PARTICULAR TYPES OF LIMITED PARTNERS. EACH LIMITED PARTNER IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE DISSOLUTION, UNDER THE FEDERAL INCOME TAX LAWS, AS WELL APPLICABLE STATE, LOCAL, FOREIGN OR OTHER TAX LAWS NOT DISCUSSED HEREIN.

                    CONSENT REQUIREMENTS AND WRITTEN CONSENTS

RECORD DATE

        The General Partners have fixed 5:00 P.M. Central Time on March 12, 1998 as the record date (the "Record Date") for determining the Limited Partners entitled to notice of and to act on the Dissolution. As of the close of business on the Record Date, the General Partners anticipate that there will be approximately 1,990 Limited Partners of record.

COMPLETION OF CONSENTS; DEADLINE FOR CONSENTING

        A form of written consent (the "Consent") accompanies this Consent Solicitation. EACH LIMITED PARTNER IS URGED TO COMPLETE, SIGN, DATE AND RETURN THE CONSENT BY NOT LATER THAN APRIL 15, 1998 (THE "CONSENT DEADLINE"). This date may be extended from time to time by the General Partners in its discretion until not later than June 1, 1998, subject to applicable requirements to update this Consent Solicitation.

         A postage-paid, pre-addressed envelope has been provided for the Limited Partners' convenience in returning Consents. Completed Consents should be returned as soon as possible to GP L'Auberge Communities, L.P., c/o Gemisys, 7103 South Revere Parkway, Englewood, Colorado 80112. Limited Partners may also return their Consents to GP L'Auberge Communities, L.P., c/o Gemisys, via facsimile at (303) 705-6171; Attention: Development Partners. Consents may be marked either "FOR," "AGAINST," or "ABSTAIN" with respect to the Dissolution. If a Limited Partner fails to return a Consent, or returns a Consent marked "ABSTAIN," it will have the same effect as a disapproval of the Dissolution. If a Consent is returned signed, but not marked "AGAINST" or "ABSTAIN," the Limited Partner will be deemed to have consented to the Dissolution. THE GENERAL PARTNERS RECOMMEND THAT THE LIMITED PARTNERS VOTE "FOR" AND CONSENT TO THE DISSOLUTION.

APPROVAL OF DISSOLUTION

        The Dissolution will be approved if consented to by the Consent Deadline by a majority in interest of the Limited Partners as determined based upon the total number of Units outstanding. Each Unit is entitled to one vote. Accordingly, the Dissolution requires the approval of Limited Partners holding of record not less than 18,206 of the total 36,411 Units outstanding.

REVOCATION OF CONSENTS

        A Consent may be revoked by a Limited Partner by delivery to the General Partners of a subsequent writing revoking the Consent. The writing must bear a later date than the previously executed Consent and must be signed by the Limited Partner. To be effective, any such revocation must be received by Gemisys Corporation or the General Partners, as described above, on or before the Consent Deadline or such earlier date as of which the Dissolution shall have been consented to by the requisite number of Limited Partners.

EXPENSES OF SOLICITATION

        The Partnership will bear all expenses of the solicitation of Consents, whether or not the Dissolution is approved. After this Consent Solicitation is mailed to the Limited Partners, Consents may be solicited by means of the mails, facsimile transmissions, telephone or telegraph by the General Partners and their respective regular employees and affiliates, none of whom will receive any special or additional compensation for their services. The Partnership has retained Gemisys Corporation, an independent firm, to aid in the solicitation of Consents. The cost to the Partnership of doing so is currently estimated to be $3,000. The Partnership will also be required to reimburse Gemisys Corporation for its mailing services, postage, printing and similar pass-through costs.

        The General Partners will request brokers, nominees and other fiduciaries and custodians who hold Units in their names to furnish this Consent Solicitation and any accompanying materials to the beneficial owners of such Units.

        IF YOU ARE A LIMITED PARTNER ON THE RECORD DATE, YOU ARE RESPECTFULLY REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING CONSENT IN THE ENCLOSED ENVELOPE AT YOUR EARLIEST CONVENIENCE, BUT IN ANY EVENT PRIOR TO THE CONSENT DEADLINE.

               INTEREST OF THE GENERAL PARTNERS IN THE DISSOLUTION

        Neither the General Partners nor any affiliate of a General Partner will be entitled to receive any distribution, real estate brokerage or other fee or compensation upon disposition of the Partnership's properties.

                         POTENTIAL CONFLICT OF INTEREST

        The General Partners believe that neither they nor any of their affiliates have any conflict of interest with the Limited Partners regarding the recommendation to approve the Dissolution. In fact, if the Dissolution is not approved, the General Partners would continue to receive 2% of all distributions of net cash from operations and the General Partners' property management affiliate would be entitled to continue to earn property management fees for its services in managing the Partnerships' properties.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

        According to information available from the Partnership's transfer agent and public records, as of the date of the Record Date, no person or entity owned beneficially 5% or more of the outstanding Units. The Partnership has not issued any options, warrants or other rights to purchase securities of the Partnership, nor has either General Partner loaned money to the Partnership.

        As of the Record Date, neither of the General Partners nor any director or officer of L'Auberge owned beneficially any Units.

                                   MANAGEMENT

        The Partnership is a limited partnership and, as such, has no executive officers or directors. The General Partners of the Partnership are GP L'Auberge Communities, L.P., a California limited partnership, of which L'Auberge Communities Inc. (formerly known as Berry and Boyle Inc.) ("L'Auberge") is the general partner, and L'Auberge Realty Advisors (A Massachusetts Limited Partnership).

GP L'AUBERGE COMMUNITIES, L.P.

        GP L'Auberge Communities, L.P. was formed in 1983 for the purpose of acting as a general partner in partnerships formed to invest directly or indirectly in real property. L'Auberge is the sole general partner of GP L'Auberge Communities, L.P. The following sets forth certain biographical information with respect to the executive officers and directors of L'Auberge. There are no familial relationships between or among any officer or director and any other officer or director.

                 Name                                Position
                 ----                                --------
         Stephen B. Boyle      President, Executive Officer and Director
         Earl C. Robertson     Executive Vice President and Chief Financial Officer
         Donna Popke           Vice President and Secretary

        Stephen B. Boyle, age 57, is President, Executive Officer and Director of L'Auberge and a general partner and co-founder of LP L'Auberge Communities, a California limited partnership (formerly Berry and Boyle), a limited partnership formed in 1983 to provide funds to various affiliated general partners of real estate limited partnerships, one of which is GP L'Auberge Communities, L.P.

        Earl C. Robertson, age 50, has been Executive Vice President of L'Auberge since April 1995 and its Chief Financial Officer since May 1996. Mr. Robertson joined L'Auberge in April 1995 as Executive Vice President. Prior to joining L'Auberge, Mr. Robertson had over 20 years experience as a senior development officer, partner and consultant in several prominent real estate development companies, including Potomac Investment Associates, a developer of planned golf course communities nationwide, where he was employed from 1989 to June 1993. He also served as a consultant to Potomac Sports Properties from July 1993 to April 1995. Mr. Robertson was also a key member of the management team that developed the nationally acclaimed Inn at the Market in Seattle.

        Donna Popke, age 37, has been Vice President of L'Auberge since November 1995. Ms. Popke joined L'Auberge in June 1994 as Accounting Manager. Prior to joining L'Auberge, Ms. Popke was Accounting Manager for David R. Sellon & Company, a Colorado Springs land development company, from August 1989 to June 1994 and for Intermec of the Rockies from September 1985 to July 1989.

L'AUBERGE REALTY ADVISORS (A MASSACHUSETTS LIMITED PARTNERSHIP)

        L'Auberge Realty Advisors (A Massachusetts Limited Partnership) was formed in 1985 for the purpose of acting as a general partner of the Partnership. Its sole general partner is Stephen B. Boyle.

                 TERMINATION AND CHANGE IN CONTROL ARRANGEMENTS

        The General Partners know of no termination or change-in-control arrangement affecting the Partnership, except as contemplated by the Partnership Agreement. The Partnership Agreement provides generally that the bankruptcy or dissolution of a General Partner will cause a dissolution of the Partnership unless there is a remaining general partner that elects to continue the business of the Partnership. In the event there is no remaining general partner, the Partnership may nonetheless be continued by vote of a majority in interest of the Limited Partners. The Partnership Agreement also permits the General Partners to withdraw from the Partnership subject to certain conditions. In such event, the withdrawing General Partner is obligated to resell its interest in the Partnership to the Partnership.

                             ADDITIONAL INFORMATION

        This Consent Solicitation is accompanied by copies of the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, as filed with the Securities and Exchange Commission. The information in these reports is incorporated herein by reference. The exhibits to such reports are not included with this Consent Solicitation, but are available without charge to any person entitled to receive this Consent Solicitation, upon written request, from the General Partners, 5110 Langdale Way, Colorado Springs, Colorado 80906,
Attention: Development

Partners. A requested exhibit will be furnished by first-class mail, or other equally prompt means, within one business day of such request.

L'AUBERGE REALTY ADVISORS (A MASSACHUSETTS     GP L'AUBERGE COMMUNITIES, L.P.,
LIMITED PARTNERSHIP), General Partner          General Partner

                                               By:     L'Auberge Communities,
                                                       Inc., its general partner
By: Stephen B. Boyle, General Partner


                                               By: Stephen B. Boyle, President

                                    EXHIBIT A

                        DISTRIBUTIONS TO LIMITED PARTNERS

        Following is a summary of distributions to the Limited Partners for the periods shown:


                                Per $500 Unit                      Aggregate Amount
                       --------------------------------       ---------------------------
                                              Return of                        Return of
                                             Unexpended                       Unexpended
    Quarter Ended      From Operations(1)       Funds        From Operations     Funds
    -------------      ------------------    -----------     ---------------  -----------
March 31, 1995                   $3.75                          $136,541
June 30, 1995                    $3.75                          $136,541
September 30, 1995               $2.50                           $91,028
December 31, 1995                $1.75                           $63,719

March 31, 1996                   $1.75                           $63,719
June 30, 1996                    $1.75                           $63,719
September 30, 1996               $1.75                           $63,719
December 31, 1996                $1.75                           $63,719

March 31, 1997                   $1.75                           $63,719
June 30, 1997                    $1.75                           $63,719
September 30, 1997
December 31, 1997                $1.75                           $63,719

Since Inception
in 1986                        $100.75           $1.55        $3,713,922         $56,437

----------
(1) The amounts set forth above representing per Unit distributions From Operations may vary slightly among Limited Partners depending on a Limited Partner's date of admission to the Partnership. Operating distributions for the first four quarters following the initial admission of Limited Partners were prorated based on a Limited Partner's date of admission to the Partnership. The amount set forth for the calculation of total per Unit distributions From Operations since inception is based on average distributions for those first four quarters.

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 10-K

           [ X ] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

                   For the Fiscal Year Ended December 31, 1996

                                       OR

          [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

      For the transition period from __________________ to ________________

                           Commission File No. 0-15511

                              Development Partners
                      (A Massachusetts Limited Partnership)

             (Exact name of registrant as specified in its charter)

                     Massachusetts                      04-2895800

             (State or other jurisdiction            (I.R.S. Employer
             of incorporation or organization)      Identification No.)


                  5110 Langdale Way, Colorado Springs, CO 80906

               (Address of principal executive offices) (Zip Code)

                                 (719) 527-0544

              (Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:  None

Securities registered pursuant to Section 12(g) of the Act: Units of Limited Partnership Interests

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Sections 13 and 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes _X_ No ___

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ X ]

Aggregate market value of voting securities held by non-affiliates: Not applicable, since securities are not actively traded on any exchange.

Documents incorporated by reference:  None

The Exhibit Index is located on page ____

                                     PART I

ITEM 1.           BUSINESS

This form 10-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, including those identified herein.

Development Partners (A Massachusetts Limited Partnership) (the "Partnership"), formerly Berry and Boyle Development Partners, was formed on October 23, 1985. The General Partners are L'Auberge Realty Advisors (A Massachusetts Limited Partnership), formerly Berry and Boyle Realty Advisors, and GP L'Auberge Communities, L.P., a California Limited Partnership (formerly Berry and Boyle Management).

The primary business of the Partnership is to invest in, operate and ultimately dispose of a diversified portfolio of income-producing residential real properties through its joint venture partner interest in such properties. Descriptions of such properties are included below in Item 2. as well as in Note 5 of the Notes to the Consolidated Financial Statements.

From time to time, the Partnership expects to sell its properties taking into consideration such factors as the price to be realized, the possible risks of continued ownership and the anticipated advantages to be gained for the partners. Proceeds from the sale, financing or refinancing of the properties will not be reinvested by the Partnership or its joint ventures, but will ultimately be distributed to the partners so that the Partnership will, in effect, be self-liquidating. Under the terms of the various joint venture agreements, the Partnership has control over the decision to sell a property.

The success of the Partnership will depend upon factors which are difficult to predict and many of which are beyond the control of the Partnership. Such factors include, among others, general economic and real estate market conditions, both on a national basis and in those areas where the Partnership's investments are located, competitive factors, the availability and cost of borrowed funds, real estate tax rates, federal and state income tax laws, operating expenses (including maintenance and insurance), energy costs, government regulations, and potential liability under and changes in environmental and other laws, as well as the successful management of the properties.

On July 3, 1996, the Partnership and certain affiliates consummated an agreement with Highland Properties, Inc. ("Highland"), a Colorado based residential development, construction and management firm and developer of the property known as L'Auberge Broadmoor, which separated the interests of Highland and the Partnership, thus affording the Partnership greater flexibility in the operation and disposition of the property. In consideration of a payment by the Partnership, to Highland totaling $8,683, and delivery of certain mutual releases, Highland (i) relinquished its option to exercise its rights of first refusal with regard to the sale of the property and (ii) assigned all of its interest in the L'Auberge Broadmoor Joint Venture to the Partnership (while preserving the economic interests of the venturer in these Joint Ventures), which resulted in the dissolution of the L'Auberge Broadmoor Joint Venture. Highland may still share in cash flow distributions or proceeds from sales if certain performance levels are met.

On-site management of two of the Partnership's properties, L'Auberge Broadmoor ("Broadmoor"), formerly Broadmoor Pines, and L'Auberge Canyon View ("Canyon
View), as well as Casabella is currently provided by an affiliate of the General Partners. The terms of such property management services between the Partnership and property managers are embodied in a written management agreement with respect to each property. The property manager in each case receives management fees which are competitive with those obtainable in arm's-length negotiations with independent parties providing comparable services in the localities in which the properties are located. These fees do not exceed 4% of the gross revenues from each property.

It is the responsibility of the General Partners to select or approve property managers and to supervise their performance. Property managers are responsible for on-site operations and maintenance, generation and collection of rental income and payment of operating expenses.



The difference between rental income and expenses related to operations, including items such as local taxes and assessments, utilities, insurance premiums, maintenance, repairs and improvements, bookkeeping and payroll expenses, legal and accounting fees, property management fees and other expenses incurred, constitute the properties' operating cash flow. The Partnership's administrative expenses are paid out of the Partnership's share of such cash flow from the various joint ventures and from interest income which the Partnership earns on its short-term investments.

The Partnership's investments in real estate are also subject to certain additional risks including, but not limited to, (i) competition from existing and future projects held by other owners in the areas of the Partnership's properties, (ii) possible reduction in rental income due to an inability to maintain high occupancy levels, (iii) adverse changes in mortgage interest rates, (iv) possible adverse changes in general economic conditions and adverse local conditions, such as competitive over-bidding, or a decrease in employment or adverse changes in real estate zoning laws, (v) the possible future adoption of rent control legislation which would not permit the full amount of increased costs to be passed on to tenants in the form of rent increases, and (vi) other circumstances over which the Partnership may have little or no control.

The Partnership's investments are subject to competition in the rental, lease and sale of similar types of properties in the localities in which the Partnership's real property investments are located, and the Partnership competes with other real property owners and developers in the rental, leasing and sale of such properties. Furthermore, the General Partners of the Partnership are affiliated with other partnerships owning similar properties in the vicinity in which the Partnership's properties are located. In addition, other limited partnerships may be formed by affiliates of the General Partners which will compete with the Partnership.

The Partnership considers itself to be engaged in only one industry segment, real estate investment.


ITEM 2.           PROPERTIES

The Partnership owns a majority joint venture interest in the Canyon View Joint Venture, an Arizona joint venture that owns and operates Canyon View, a 168-unit multifamily rental property in Tucson, Arizona, subject to first mortgage financing in the original principal amount of $5,300,000. The Partnership owns and operates Broadmoor, a 108-unit multifamily rental property in Colorado Springs, Colorado, subject to first mortgage financing in the original principal amount of $3,650,000. The ownership of Broadmoor was formerly structured as a Joint Venture of which the Partnership owned a majority interest. With regard to the termination of the Broadmoor Joint Venture, see Note 5 of the Notes to Consolidated Financial Statements. The Partnership also owns a minority interest in Casabella Associates, which owns and operates Casabella, a 154-unit multifamily rental property in Scottsdale, Arizona, subject to first mortgage financing in the original amount of $7,320,000. With regard to the termination of the Casabella Joint Venture, see Note 6 of the Notes to Consolidated Financial Statements.

Canyon View

On September 29, 1987, the Partnership acquired a majority interest in the Canyon View Joint Venture which owns and operates a 168-unit multifamily rental property located in Tucson, Arizona, known as Canyon View. The Partnership has been designated as the managing joint venture partner and will control all decisions regarding the operation and sale of the property. In accordance with the terms of the purchase agreement and the joint venture agreement, through December 31, 1996, the Partnership has contributed total capital of $6,889,588 to the Canyon View Joint Venture which was used to repay a portion of the construction loan from a third party lender, to pay certain costs related to the refinancing of the permanent loan, to cover operating deficits and to fund certain capital improvements. In addition to the contributions above, the Partnership also incurred $745,902 of property acquisition and organization costs which were subsequently treated as a capital contribution to the joint venture.

As of February 25, 1997, the property was 96% occupied, compared to 92% approximately one year ago. At December 31, 1996 and 1995, the market rents for the various unit types were as follows:

      Unit Type              1996   1995
--------------------------   ----   ----
One bedroom one bath .....   $725   $725
Two bedroom two bath .....    810    810
Two bedroom two bath w/den    980    980

Broadmoor

On October 12, 1988, the Partnership acquired Broadmoor, a 108-unit multifamily rental property located in Colorado Springs, Colorado, and simultaneously contributed the property to a joint venture comprised of the Partnership and the developer of the property. The Partnership has been designated as the managing joint venture partner and will control all decisions regarding the operation and sale of the property. In accordance with the terms of the purchase agreement and the joint venture agreement, through December 31, 1996, the Partnership has contributed total capital of $6,051,022 to the Broadmoor Pines Joint Venture which was used to repay a portion of the construction loan from a third party lender, to pay certain costs related to the refinancing of the permanent loan, to cover operating deficits incurred during the lease up period and to fund certain capital improvements. In addition to the contributions above, the Partnership also incurred $684,879 of property acquisition and organization costs which were subsequently treated as a capital contribution to the joint venture.

As of February 25, 1997, the property was 92% occupied, compared to 86% approximately one year ago. At December 31, 1996 and 1995, the market rents for the various unit types were as follows:

       Unit Type               1996     1995
--------------------------   ------   ------
One bedroom two bath w/den   $  875   $  864
Two bedroom two bath .....      975      975
Two bedroom two bath w/den    1,175    1,175

Casabella

On November 5, 1990, the Partnership purchased an approximate 8% interest in Casabella Associates ("Associates"), a general partnership consisting of the Partnership and two other partnerships affiliated with the General Partners. Under the terms of the purchase, the Partnership contributed $400,000 to Associates. Associates was formed to acquire a majority interest in the Casabella Joint Venture which owns and operates a 154-unit multifamily rental property located in Scottsdale, Arizona, known as Casabella.

Associates has been designated as the managing joint venture partner and will control all decisions regarding the operation and sale of the property. In addition to its $400,000 contribution to Associates, the Partnership has incurred $83,668 of acquisition expenses.

As of February 25, 1997, the property was 99% occupied, compared to 98% approximately one year ago. At December 31, 1996 and 1995, the market rents for the various unit types were as follows:

       Unit Type               1996     1995
--------------------------   ------   ------
One bedroom two bath w/den   $  820   $  820
Two bedroom two bath .....      950      943
Two bedroom two bath w/den    1,185    1,170

ITEM 3.           LEGAL PROCEEDINGS

There are no pending material legal proceedings to which the Partnership or any joint venture in which it owns an interest is a party, or of which any of the properties is subject.

ITEM 4.           SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

 None

                                    PART II

ITEM 5.           MARKET FOR THE REGISTRANT'S COMMON EQUITY AND RELATED
                  SHAREHOLDER MATTERS

The transfer of Units is subject to certain limitations contained in the Partnership Agreement. There is no public market for the Units and it is not anticipated that any such public market will develop.

The number of holders of Units as of December 31, 1996 was 2,030.

Distributions are made to the Partners on a quarterly basis based upon Net Cash from Operations, as calculated under Section 10 of the Partnership Agreement. Total cash distributions to the Limited Partners for 1996 and 1995 were paid as follows:


                     Date of
 Quarter Ended ...   Payment               Amount
------------------   -----------------   --------
March 31, 1995 ...   May 15, 1995        $136,541
June 30, 1995 ....   August 15, 1995     $136,541
September 30, 1995   November 15, 1995   $ 91,028
December 31, 1995    February 15, 1996   $ 63,719
March 31, 1996 ...   May 15, 1996        $ 63,719
June 30, 1996 ....   August 15, 1996     $ 63,719
September 30, 1996   November 15, 1996   $ 63,719
December 31, 1996    February 28, 1997   $ 63,719

ITEM 6.           SELECTED FINANCIAL DATA

The following selected financial data of the Partnership and consolidated subsidiaries has been derived from consolidated financial statements audited by Coopers & Lybrand, LLP, whose reports for the periods ended December 31, 1996, 1995 and 1994 are included elsewhere in the Form 10K and should be read in conjunction with the full consolidated financial statements of the Partnership including the Notes thereto.

                                                                              Year Ended
                                               --------------------------------------------------------------------------
                                                   12/31/96       12/31/95       12/31/94      12/31/93       12/31/92
Rental income                                      $2,427,779     $2,444,585     $2,598,360    $2,441,256     $2,199,937
Net income (loss)                                  $(217,956)        $54,619       $227,996       $25,664     ($369,802)

Net income (loss) allocated to Partners:
   Limited Partners - Per Unit
    Aggregate 36,411 Units                            $(5.93)          $1.47          $6.14         $0.69       ($10.05)
   General Partners                                  $(2,180)         $1,092         $4,560          $513       ($3,698)

Cash distributions to Partners:
   Limited Partners - Per Unit
    Aggregate 36,411 Units                              $7.00         $13.75         $19.25         $9.50          $5.25
   General Partners                                    $5,202        $10,217        $14,304        $7,059         $3,901

Total assets                                      $18,518,721    $19,144,374    $19,675,617   $20,241,217    $20,640,755
Long term obligations                              $8,615,326     $8,732,151     $8,838,924    $8,935,644     $9,006,141

Long term obligations become due in 1997. The Partnership intends to refinance this debt prior to the due date.

ITEM 7.         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                  RESULTS OF OPERATIONS

 This Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements including those concerning Management's expectations regarding future financial performance and future events. These forward-looking statements involve significant risk and uncertainties, including those described herein. Actual results may differ materially from those anticipated by such forward-looking statements.

Liquidity; Capital Resources

At the close of the offering on February 26, 1987, the Partnership had admitted 2,033 Limited Partners who contributed capital of $18,205,500 to the Partnership. These offering proceeds, net of organizational and offering costs of $2,730,825, provided $15,474,675 of net proceeds to be used for the purchase of income-producing residential properties, including related fees and expenses, and working capital reserves. The Partnership has expended $14,277,559 to (i) acquire its joint venture interests in the Canyon View Joint Venture, Broadmoor Pines Joint Venture and Casabella Associates, (ii) pay acquisition expenses, including acquisition fees to one of the General Partners, and (iii) pay certain costs associated with the refinancing of the Canyon View and Broadmoor permanent loans. The Partnership distributed $56,437 to the Limited Partners as a return of capital resulting from excess reserves. The remaining net proceeds of
$1,140,679 were used to establish initial working capital reserves. These reserves are used periodically to enable the Partnership to meet its various financial obligations including contributions to the various joint ventures that may be required. Through December 31, 1996, $577,499 cumulatively was contributed to the joint ventures for this purpose.

In addition to the proceeds generated from the public offering, the Partnership utilized external sources of financing at the joint venture level to purchase properties. The Partnership Agreement limits the aggregate mortgage indebtedness which may be incurred in connection with the acquisition of Partnership properties to 80% of the purchase price of such properties.

The Partnership's future ability to generate cash adequate to meet its needs is dependent primarily on the successful operations of its real estate investments. Such ability may also be dependent upon the future availability of bank borrowings, and upon the future refinancing and sale of the Partnership's real estate investments and the collection of any mortgage receivable which may result from such sales. These sources of liquidity will be used by the Partnership for payment of expenses related to real estate operations, debt service and professional and management fees and expenses. Net Cash From Operations and Net Proceeds, if any, as defined in the Partnership Agreement, will then be available for distribution to the Partners in accordance with
Section 10 of the Partnership Agreement. The General Partners believe that the current working capital reserves together with projected cash flows for 1997 are adequate to meet the Partnership's operating cash needs in the coming year. With regard to certain balloon payments on existing first mortgage debt on the Partnership's properties, the General Partners do not anticipate having sufficient cash flow to retire this debt. As these mortgage notes payable are due in fiscal 1997, the Partnership will seek to renegotiate these mortgage notes with its existing lenders or seek new sources of financing for these properties on a long term basis. The General Partners believe that existing cash flows from the properties will be sufficient to support a level of borrowing that is at least equal to amounts outstanding as of December 31, 1996. If the general economic climate for real estate in these respective locations were to deteriorate resulting in an increase in interest rates for mortgage financing or a reduction in the availability of real estate mortgage financing or a decline in the market values of real estate it may affect the Partnership's ability to complete these refinancings.

The working capital reserves of the Partnership consisted of cash and cash equivalents and short-term investments. Together these amounts provide the Partnership with the necessary liquidity to carry on its day-to-day operations and to make necessary contributions to the various properties. In 1996, the aggregate net decrease in working capital reserves was $431,972. This decrease resulted primarily from cash provided by operations of $200,326 and $40,017 of distributions from Casabella, offset by $287,833 of fixed asset additions, distributions to partners of $260,079 and $116,825 of principal payments on mortgage notes payable

In 1995, the aggregate net decrease in working capital reserves was $189,776. This decrease resulted primarily from cash provided by operations of $508,779 and $15,640 of distributions from Casabella, offset by $98,858 of fixed asset additions, distributions to partners of $510,868 and $106,773 of principal payments on mortgage notes payable.

For the year ended December 31, 1996, the Partnership's operating results were comprised of its share of the income and expenses from the Canyon View and Broadmoor Pines joint ventures, the Partnership's share of the income from Casabella Associates, as well as partnership level interest income earned on short term investments, reduced by administrative expenses. A summary of these operating results appears below:

                                                    Canyon       Broadmoor         Investment   Consolidated
                                                     View          Pines          Partnership      Totals
Total revenue                                      $1,212,061      $1,218,002         $29,545     $2,459,608

Expenses:
  General and administrative                               10               0         245,117        245,127
  Operations                                          684,240         477,662                      1,161,902
                                                                                     -
  Depreciation and amortization                       251,459         189,993                        441,452
                                                                                     -
  Interest                                            466,778         347,028                        813,806
                                                                                     -
  Equity in (income) loss from partnership            -              -                 15,277         15,277
                                                 ------------- --------------- ---------------  -------------
                                                    1,402,487       1,014,683         260,394      2,677,564
                                                 ------------- --------------- ---------------  -------------
Net income (loss)                                  ($190,426)        $203,319      ($230,849)     ($217,956)
                                                 ============= =============== ===============  =============

For the year ended December 31, 1995, the Partnership's operating results were comprised of the income and expenses from the Canyon View and Broadmoor Pines joint ventures, the Partnership's share of the income from Casabella Associates, as well as partnership level interest income earned on short term investments, reduced by administrative expenses. A summary of these operating results appears below

                                                    Canyon         Broadmoor       Partnership  Consolidated
                                                     View            Pines               Level        Totals
Total revenue                                       $1,303,606      $1,141,950         $51,697    $2,497,253

Expenses:
  General and administrative                             7,208           7,021         163,439       177,668
  Operations                                           597,918         422,394        -            1,020,312
  Depreciation and amortization                        239,665         183,868        -              423,533
  Interest                                             473,776         350,428        -              824,204
  Equity in (income) loss from partnership             -               -               (3,083)       (3,083)
                                                 --------------  --------------
                                                                                --------------- -------------
                                                     1,318,567         963,711         160,356     2,442,634
                                                 --------------  -------------- --------------- -------------
Net income (loss)                                    ($14,961)        $178,239      ($108,659)       $54,619
                                                 ==============  ============== =============== =============

For the year ended December 31, 1994, the Partnership's operating results were comprised of the income and expenses from the Canyon View and Broadmoor Pines joint ventures, the Partnership's share of the income from Casabella Associates, as well as partnership level interest income earned on short term investments, reduced by administrative expenses. A summary of these operating results appears below:

                                          Canyon       Broadmoor   Partnership       Consolidated
                                           View          Pines           Level             Totals
Total revenue                            $1,432,466    $1,167,557      $41,302         $2,641,325

Expenses:
  General and administrative                  7,679         7,534      140,286           $155,499
  Operations                                578,062       425,718      -               $1,003,780
  Depreciation and amortization             234,919       187,035      -                 $421,954
  Interest                                  480,210       353,776      -                 $833,986
  Equity in (income) loss from               -             -           (1,890)           ($1,890)
partnership
                                        ------------   -----------  -----------     --------------
                                          1,300,870       974,063      138,396          2,413,329
                                        ------------   -----------  -----------     --------------
Net income (loss)                          $131,596      $193,494    ($97,094)           $227,996
                                        ============   ===========  ===========     ==============


Comparison of 1996 and 1995 Operating Results:

The total revenue decreased by 2% (37,645),of which $20,839 was due to lower interest income. Rental operating expenses increased $141,590 (14%) due primarily to increases in advertising and promotion, salaries and maintenance and repair costs. Transition costs associated with the outsourcing of much of the Partnership's administration work to an administration agent and the relocation of the remaining administration, financial and investor services functions to a more cost efficient location in Colorado Springs, Colorado has temporarily increased the Partnerships costs. Consequently, the general and administrative expenses of the Partnership increased 38% or $67,459 in 1996 as compared with 1995. Included is a one-time cost of the Evans Withycombe termination ($5,681) and the cost of the Highland termination ($8,683) and its related legal cost were incurred in May, June and July of 1996. (Refer to Note 5 and Note 6 of the Notes to Consolidated Financial Statements).

Comparison of 1995 and 1994 Operating Results:

The total revenue decreased $144,072, or 5% from the prior year, primarily as a result of lower occupancy at Canyon View and Broadmoor. Broadmoor's occupancy declined during the first quarter of 1995 and improved steadily during the remainder of the year. Canyon View occupancy declined as a result of increased competition from newly developed properties in its immediate market area. This lower occupancy existed through most of 1995, but improved to 92% occupancy. Interest income increased $9,703 or 23% in 1995, as a result of higher interest rates earned on money market accounts and short-term investments. General and administrative expenses increased $22,169 or 14%, due primarily to increased salary expense allocations and printing and mailing costs. Fixed asset purchases increased $91,206 from $7,652 in 1994 to $98,858 in 1995 and included such items as carpet, floor tile and other replacements. As a result of the factors described above, distributions to partners decreased $204,347 from $715,215 in 1994 to $510,868 in 1995.

Projected 1997 Operating Results:

Although there can be no assurance that the Partnership will dispose of any or all of its properties during 1997, consistent with the Partnership's disposition strategy the Partnership will continue to seek to do so. In the event that the Partnership were to dispose of any property during 1997, operating results of the Partnership would vary significantly from those achieved in prior periods.

ITEM 8.           FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

See Appendix A to this Report.

ITEM 9.           DISAGREEMENTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

The Partnership has no directors or executive officers. Information as to the General Partners is set forth below:

L'Auberge Realty Advisors

Stephen B. Boyle, age 56, is President, Executive Officer and Director of L'Auberge Communities, Inc. (formerly Berry and Boyle Inc.) and a general partner and co-founder of LP L'Auberge Communities, a California Limited Partnership (formerly Berry and Boyle), a limited partnership formed in 1983 to provide funds to various affiliated general partners of real estate limited partnerships, one of which is GP L'Auberge Communities, L.P.

In September 1995, with the consent of Limited Partners holding a majority of the outstanding Units, as well as the consent of the mortgage lenders for the Partnership's three properties, Richard G. Berry resigned as a general partner of the Partnership.

GP L'Auberge Communities, L.P.

Information as to the directors and executive officers of L'Auberge Communities, Inc., a general partner of GP L'Auberge Communities, L.P., which is a general partner of the Partnership, and its affiliates, is set forth below. There are no familial relationships between or among any officer and any other officer or director.

      Name                                            Position

Stephen B. Boyle                            See above

Earl C. Robertson                           Executive Vice President and
                                             Chief Financial Officer

Donna Popke                                 Vice President and Secretary

Earl C. Robertson, age 48, has been a senior development officer, partner and consultant in several prominent real estate development companies for over twenty years, including Potomac Investment Associates, developers of planned golf course communities nationwide. Mr. Robertson was also a key member of the management team that developed the nationally acclaimed Inn at the Market in Seattle. He joined L'Auberge Communities, Inc. in June 1995.

Donna Popke, age 37, joined L'Auberge Communities, Inc. in July, 1995 and holds the title of Vice President and Secretary. Prior to joining L'Auberge Communities, Inc., Ms. Popke was employed with Olive & Associates in Denver, Colorado in the field of public accounting for six years and later from 1989 to 1995 with David R. Sellon & Company, a Colorado Springs land development company.

ITEM 11. EXECUTIVE COMPENSATION

None of the General Partners or any of their officers or directors received any compensation from the Partnership. See Item 13 below with respect to a description of certain transactions of the General Partners and their affiliates with the Partnership.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 21, 1997, no person of record owned or was known by the General Partners to own beneficially more than 5% of the Partnership's outstanding Units. Neither of the General Partners nor any of their directors and officers owns Units.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the year ended December 31, 1996, the Partnership paid or accrued remuneration to the General Partners or their affiliates as set forth below. In addition to the information provided herein, certain transactions are described in Notes 8 and 9 in the Notes to Consolidated Financial Statements appearing in Appendix A, which are included in this report and are incorporated herein by reference thereto.

         Net Cash From Operations distributed during 1996
           to the General Partners                                       $5,202

         Allocation of Income (Loss) to the General Partners            $(2,180)

         Property management fees paid to an affiliate of the
          General Partners                                              $103,969

         Reimbursements to General Partners                              $65,879

                                    PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

(a)  1,2       See Page F-2
     3         See Exhibit Index contained herein.

(b)            Reports on Form 8-K

               The Partnership has not filed,  and was not required to file, any reports on Form 8-K during the last quarter of 1996.

(c)            See Exhibit Index contained herein.

(d)            See Page F-2.

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                              DEVELOPMENT PARTNERS
                      (A Massachusetts Limited Partnership)

      By: GP L'Auberge Communities, L.P., a California Limited Partnership,
                                 General Partner

              By: L'Auberge Communities, Inc., its General Partner


                  By: ____/s/ Earl C. Robertson________________
                 Earl C. Robertson, Executive Vice President and
                             Chief Financial Officer

                              Date: March 26, 1997



Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature                      Title                                    Date



___/s/ Stephen B. Boyle _____   Director, President and           March 26, 1997
   --------------------
  STEPHEN B. BOYLE              Principal Executive
                                Officer of L'Auberge
                                Communities, Inc.



___/s/ Earl C. Robertson _     Executive Vice President and       March 26, 1997
   ---------------------
  EARL C. ROBERTSON             Principal Financial Officer of
                                   L'Auberge Communities, Inc.

                                   APPENDIX A

                              DEVELOPMENT PARTNERS
                      (A Massachusetts Limited Partnership)
                                AND SUBSIDIARIES
                                    ---------










                        CONSOLIDATED FINANCIAL STATEMENTS


             ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION
                      For the Year Ended December 31, 1996

                              DEVELOPMENT PARTNERS
                      (A Massachusetts Limited Partnership)
                                AND SUBSIDIARIES

                                  -------------

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



Report of Independent Accountants                                         F-3


Consolidated Balance Sheets at December 31, 1996 and 1995                 F-4


Consolidated Statements of Operations for the years ended
  December 31, 1996, 1995 and 1994                                        F-5


Consolidated Statements of Partners' Equity (Deficit) for the
  years ended December 31, 1996, 1995 and 1994                            F-6


Consolidated Statements of Cash Flows for the years ended
  December 31, 1996, 1995 and 1994                                   F-7 -- F-8


Notes to Consolidated Financial Statements                          F-9 -- F-17


All Schedules are omitted as they are not applicable, not required, or the information is provided in the financial statements or the notes thereto.

                                         Report of Independent Accountants


To the Partners of
Development Partners
(A Massachusetts Limited Partnership):

         We have audited the accompanying consolidated balance sheets of Development Partners (A Massachusetts Limited Partnership) and subsidiaries of December 31, 1996 and 1995, and the related consolidated statements of operations, partners' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the General Partners of the Partnership. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the General Partners of the Partnership, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Development Partners (A Massachusetts Limited Partnership) and subsidiaries as of December 31, 1996 and 1995 and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.


COOPERS & LYBRAND LLP


Denver, Colorado
February 28, 1997

                              DEVELOPMENT PARTNERS
                      (A Massachusetts Limited Partnership)
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS


                           December 31, 1996 and 1995
                                 ---------------

                                     ASSETS

Property, at cost                                                           1996            1995
                                                                            ----            ----
  Land                                                                     $5,114,512     $5,110,277
  Buildings and improvements                                               15,561,584     15,561,584
  Equipment, furnishings and fixtures                                       1,687,793      1,404,195
                                                                        --------------  -------------

                                                                           22,363,889     22,076,056
  Less accumulated depreciation                                           (4,741,203)    (4,322,133)
                                                                        --------------  -------------

                                                                           17,622,686     17,753,923

Cash and cash equivalents                                                     537,735        532,019
Short-term investments                                                              -        437,688

Real estate tax escrows                                                        27,976         29,457
Deposits and prepaid expenses                                                     639          4,168
Due from affiliates (Note 9)                                                   20,631            392
Investment in partnership                                                     293,210        348,504
Deferred expenses, net of accumulated
  amortization of $298,472 and $276,093                                        15,844         38,223

                                                                        --------------  -------------
         Total assets                                                     $18,518,721    $19,144,374
                                                                        ==============  =============

                                  LIABILITIES AND PARTNERS' EQUITY

Mortgage notes payable                                                     $8,615,326     $8,732,151
Accounts payable                                                               57,602         88,062
Accrued expenses                                                              164,447        171,283
Due to affiliates (Note 9)                                                     10,680          9,210
Rents received in advance                                                       6,158              0
Tenant security deposits                                                       66,305         67,430
                                                                        --------------  -------------
         Total liabilities                                                  8,920,518      9,068,136

Partners' equity                                                            9,598,203     10,076,238
                                                                        --------------  -------------

        Total liabilities and partners'                                   $18,518,721    $19,144,374
equity
                                                                        ==============  =============



                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                              DEVELOPMENT PARTNERS
                      (A Massachusetts Limited Partnership)
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

              for the years ended December 31, 1996, 1995 and 1994
                                  -------------

                                                             1996           1995            1994
                                                             ----           ----            ----
Revenue:
  Rental income                                             $2,427,779     $2,444,585     $2,598,360
  Interest Income
                                                                31,829         52,668         42,965
                                                         -------------- --------------  -------------
                                                             2,459,608      2,497,253      2,641,325
Expenses:
  Operating Expenses                                         1,161,902      1,020,312      1,003,780
  Interest                                                     813,806        824,204        833,986
  Depreciation and amortization                                441,452        423,533        421,954
  General and administrative                                   245,127        177,668        155,499
  Equity in (income) loss from                                  15,277        (3,083)        (1,890)
partnership
                                                         -------------- --------------  -------------
                                                             2,677,564      2,442,634      2,413,329
                                                         -------------- --------------  -------------

Net income (loss)                                           ($217,956)        $54,619       $227,996
                                                         ============== ==============  =============

Net income (loss) allocated to:
  General Partners                                            ($2,180)         $1,092         $4,560

  Per unit net income (loss) allocated to Investor
Limited
    Partner interest:
       36,411 units issued                                     ($5.93)          $1.47          $6.14



                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                              DEVELOPMENT PARTNERS
                      (A Massachusetts Limited Partnership)
                                AND SUBSIDIARIES

              CONSOLIDATED STATEMENTS OF PARTNERS' EQUITY (DEFICIT)

              for the years ended December 31, 1996, 1995 and 1994
                                  -------------

                                                                          Investor         Total
                                                            General        Limited       Partners'
                                                           Partners       Partners         Equity

Balance at December 31, 1993                                 ($57,273)    $11,076,979    $11,019,706

Cash distributions                                            (14,304)      (700,911)      (715,215)

Net income                                                       4,560        223,436        227,996
                                                         -------------- --------------  -------------

Balance at December 31, 1994                                  (67,017)     10,599,504     10,532,487

Cash distributions                                            (10,217)      (500,651)      (510,868)

Net income                                                       1,092         53,527         54,619
                                                         -------------- --------------  -------------

Balance at December 31, 1995                                  (76,142)     10,152,380     10,076,238

Cash distributions                                             (5,202)      (254,877)      (260,079)

Net income (loss)                                              (2,180)      (215,776)      (217,956)
                                                         -------------- --------------  -------------

Balance at December 30, 1996                                 ($83,524)     $9,681,727     $9,598,203
                                                         ============== ==============  =============



                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                              DEVELOPMENT PARTNERS
                      (A Massachusetts Limited Partnership)
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

              for the years ended December 31, 1996, 1995 and 1994


                               -------------

                                                             1996           1995            1994
                                                             ----           ----            ----
Cash flows from operating activities:
  Interest received                                            $39,411        $56,334        $43,454
  Cash received from operating revenue                       2,432,812      2,428,669      2,595,917
  General and administrative expenses                        (236,943)      (178,114)      (147,020)
  Operating expense                                        (1,220,694)      (973,492)      (970,827)
  Interest paid                                              (814,260)      (824,618)      (834,362)
                                                         --------------------------------------------

Net cash provided by operating                                 200,326        508,779        687,162
activities

Cash flows from investing activities:
  Purchase of fixed assets                                   (287,833)       (98,858)        (7,652)
  Proceeds from maturities of short-term                       430,110        542,101         68,482
investments
  Deposits                                                           0          5,970        (6,065)
  Distributions from partnership                                40,017         15,640         31,450
                                                         --------------------------------------------

Net cash provided by investing                                 182,294        464,853         86,215
activities

Cash flows from financing activities:
  Distributions to partners                                  (260,079)      (510,868)      (715,215)
  Principal payments on mortgage note payable                (116,825)      (106,773)       (96,720)
                                                         -------------- --------------  -------------

Net cash used by financing activities                        (376,904)      (617,641)      (811,935)
                                                         -------------- --------------  -------------

Net increase (decrease) in cash and cash                         5,716        355,991       (38,558)
equivalents

Cash and cash equivalents at beginning of year                 532,019        176,028        214,586
                                                         -------------- --------------  -------------

Cash and cash equivalents at end of year                      $537,735       $532,019       $176,028
                                                         ============== ==============  =============



                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                                        DEVELOPMENT PARTNERS
                               (A Massachusetts Limited Partnership)
                                          AND SUBSIDIARIES

                               CONSOLIDATED STATEMENTS OF CASH FLOWS

                        for the years ended December 31, 1996, 1995 and 1994


                                           -------------


Reconciliation   of  net  income  (loss)  to  net  cash  provided  by  operating activities:


                                                             1996             1995          1994
                                                             ----             ----          ----
Net income (loss)                                           ($217,956)        $54,619       $227,996
Adjustments to reconcile net income (loss)  to net
cash
  provided by operating activities:
Depreciation and amortization                                  441,452        423,533        421,954
Equity in (income) loss from partnership                        15,277        (3,083)        (1,890)
Change in assets  and  liabilities  net of effects of  investing  and  financing activities:
    Decrease (increase) in real estate tax escrow                1,481        (1,342)          (168)
    Decrease in interest receivable                              7,575          3,666          4,669
    Decrease in prepaid expenses                                 3,529              -            821

    Increase in accounts payable and accrued                  (37,296)         49,412         29,199
expenses
    (Decrease) increase in due to (from) affiliates           (18,769)        (1,718)         22,464
    (Decrease) increase in rents received in                     6,158        (6,483)        (3,440)
advance
    Decrease in tenant security deposits                       (1,125)        (9,433)       (14,443)
                                                         -------------- --------------  -------------

Net cash provided by operating                                $200,326       $509,171       $687,162
activities
                                                         ============== ==============  =============



                     The accompanying notes are an integral
                 part of the consolidated financial statements.

1.  Organization of Partnership:

Development Partners (A Massachusetts Limited Partnership), (the "Partnership"), formerly Berry and Boyle Development Partners, was formed on October 23, 1985. GP L'Auberge Communities, L.P., a California Limited Partnership, (formerly Berry and Boyle Management) and Berry and Boyle Realty Advisors ("Advisors") (A Massachusetts Limited Partnership), are the General Partners. A total of 2,033 individual Limited Partners owning 36,411 Units have contributed $18,205,500 of capital to the Partnership. At December 31, 1996, the total number of Limited Partners was 2,030. Except under certain limited circumstances upon termination of the Partnership, the General Partners are not required to make any additional capital contributions. The General Partners or their affiliates will receive various fees for services and reimbursement for various organizational and selling costs incurred on behalf of the Partnership.

The Partnership will continue until December 31, 2010, unless earlier terminated by the sale of all or substantially all of the assets of the Partnership, or as otherwise provided in the Partnership Agreement.

2.  Significant Accounting Policies:

         A.  Basis of Presentation

         The consolidated financial statements include the accounts of the Partnership and its subsidiaries: Canyon View Joint Venture and Broadmoor Pines Joint Venture. All intercompany accounts and transactions have been eliminated in consolidation. The Partnership accounts for its investment in Casabella Associates utilizing the equity method of accounting. The Partnership's investment account is adjusted to reflect its pro rata share of profits, losses and distributions from Casabella Associates. Refer to Note 5 regarding the termination of the Broadmoor Pines Joint Venture, and Note 6 regarding the termination of the Casabella Joint Venture.

         The Partnership follows the accrual method of accounting.

         B.  Cash and Cash Equivalents

         The Partnership considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The carrying value of cash and cash equivalents approximates fair value. It is the Partnership's policy to invest cash in income-producing temporary cash investments. The Partnership mitigates any potential risk from such concentration of credit by placing investments with high quality financial institutions.

         C.  Short-term Investments

         At December 31, 1995, short term investments consisted solely of various forms of U. S. Government backed securities, with an aggregate par value of $440,000, which matured in February, 1996. As of December 31, 1996, there were no short term investments. Investments are recorded at amortized costs which approximates market value.

         D. Significant Risks and Uncertainties

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         E.  Depreciation

         Depreciation is provided for by the use of the straight-line method over estimated useful lives as follows:

                  Buildings and improvements                            40 years
                  Equipment, furnishings and fixtures                 5-15 years

         F.  Deferred Expenses

         Costs of obtaining various mortgages on the properties are being amortized over the mortgage term using the straight line method, which approximates the effective interest method.

         G.  Income Taxes

         No provision is made for income taxes since the Partners are required to include on their tax returns their pro rata share of the Partnership's taxable income or loss. If the Partnership's tax returns are examined by the Internal Revenue Service or a state taxing authority, and such an examination results in a change in partnership taxable income or loss, such change will be reported to the Partners.

         H.  Rental Income

         Leases require the payment of rent in advance, however, rental income is recorded as earned.

         I. Long-Lived Assets

         The Partnership's long-lived assets include property and equipment. On a quarterly basis, the Partnership evaluates the recoverability of the rental property using undiscounted cash flow from operation.

         J.    Reclassification

         Certain items in the financial statements for the years ended December 31, 1995, and December 31, 1994, have been reclassified to conform to the 1996 presentation.

3.  Property, at Cost:

Property, at cost, consisted of the following at December 31, 1996:

                                                                               Costs Capitalized
                                           Initial Cost                          Subsequent to
                                          to Partnership                          Acquisition
                             ---------------------------------------    ----------------------------------
                                             Buildings    Equipment,             Buildings   Equipment,
  Property                                    and         Furnishings               and      Furnishings
Description                    Land          Improv.      & Fixtures     Land     Improv.    & Fixtures
------------------------     ----------    -----------    ----------    -------    -------    --------
Canyon View at Ventana,
  a 168-unit residential
  rental complex located
  in Tucson, AZ              $2,932,796     $8,591,969      $719,461    $20,181    $10,095    $189,722

Broadmoor, a 108-unit
  residential rental
  complex located in
 Colorado Springs, CO         2,148,811      6,891,420       559,282     12,724     68,100     219,328
                             ----------    -----------    ----------    -------    -------    --------
                             $5,081,607    $15,483,389    $1,278,743    $32,905    $78,195    $409,050
                             ==========    ===========    ==========    =======    =======    ========


                                               Gross Amount at
                                                Which Carried
                                             at Close of Period
                                -----------------------------------------------------
                                              Buildings     Equipment,
  Property                                      and         Furnishings
Description                        Land        Improv.      & Fixtures      Total
------------------------        ----------   ----------    ------------   -----------
Canyon View at Ventana,
  a 168-unit residential
  rental complex located
  in Tucson, AZ                 $2,952,977   $8,602,064     $  909,183    $12,464,224

Broadmoor, a 108-unit
  residential rental
  complex located in
 Colorado Springs, CO            2,161,535    6,959,520        778,610      9,899,665
                                ----------   ----------     ----------    -----------
                                $5,114,512  $15,561,584     $1,687,793    $22,363,889
                                ==========   ==========     ==========    ===========


Depreciation expense for the years ended December 31, 1996, 1995 and 1994 and accumulated depreciation at December 31, 1996 and 1995 consisted of the following:

                                              Depreciation                            Accumulated
                                                 Expense                              Depreciation
                                           -------------------------------       -----------------------
                                             1996        1995      1994              1996         1995
                                             ----        ----      ----              ----         ----
Buildings and improvements                 $379,938    $389,282   $389,039       $3,401,069   $3,021,131
Equip., furnishings and fixtures             39,132       9,606      8,270        1,340,134    1,301,002
                                           --------    --------   --------       ----------   ----------
                                           $419,070    $398,888   $397,309        $4,741,203  $4,322,133
                                           ========    ========   ========       ==========   ==========

Each of the properties is encumbered by a nonrecourse mortgage note payable (see
Note 7).

4.  Cash and Cash Equivalents:

Cash and cash equivalents at December 31, 1996 and 1995 consisted of the following:

                              1996       1995
                          --------   --------
Cash on hand ..........   $326,649   $130,805
Certificate of deposits    211,086    100,000
Money market accounts .        ___    301,214
                          --------   --------
                          $537,735   $532,019
                          ========   ========

5.  Joint Venture and Property Acquisitions:

The Partnership has invested in three properties located in Scottsdale and Tucson, Arizona and Colorado Springs, Colorado. The success of the Partnership will depend upon factors which are difficult to predict including general economic and real estate market conditions, both on a national basis and in the areas where the Partnership's investments are located. The Broadmoor Joint Venture was effectively terminated on December 31, 1996. The Partnership has eliminated the minority interest related to this joint venture, as such, the Partnership owns 100% of the underlying assets as of December 31, 1996.

Canyon View

On September 29, 1987, the Partnership acquired a majority interest in the Canyon View Joint Venture which owns and operates a 168-unit multifamily residential property located in Tucson, Arizona. The Partnership has been designated as the managing joint venture partner and will control all decisions regarding the operation and sale of the property.

In accordance with the terms of the purchase agreement and the joint venture agreement, through December 31, 1996, the Partnership has contributed total capital of $6,889,588 to the Canyon View Joint Venture, which was used to repay a portion of the construction loan from a third party lender, to pay certain costs related to the refinancing of the permanent loan, to cover operating deficits incurred during the lease up period and to fund certain capital improvements. In addition, the Partnership funded $745,902 of property acquisition costs which were subsequently treated as a capital contribution to the joint venture.

For the years ended December 31, 1996, 1995 and 1994, the Canyon View Joint Venture had a net loss of $190,426 and $14,961 and net income of $131,596, respectively.

Net cash from operations (as defined in the joint venture agreement) will be distributed as available to each joint venture partner not less often than quarterly, as follows:

         First,   to  the   Partnership   until  it  has   received   an  annual
         non-cumulative 11.25% priority return on its capital contribution for such year.

         Second, the balance 75% to the Partnership and 25% to the other joint venture partner.

Income from operations will be allocated to the Partnership and the other joint venture partner generally in accordance with the distribution of net cash from operations.

Losses from operations will generally be allocated 100% to the Partnership.

In the case of certain capital transactions and distributions, as defined in the joint venture agreement, the allocation of related profits, losses and cash distributions, if any, would be different than as described above and would be effected by the relative balances in the individual partners' capital accounts.

Broadmoor

On October 12, 1988, the Partnership acquired L'Auberge Broadmoor ("Broadmoor") (formerly Broadmoor Pines), a 108-unit residential property located in Colorado Springs, Colorado and simultaneously contributed the property to a joint venture comprised of the Partnership and the property developer (the "Broadmoor Pines Joint Venture"). The Partnership owns a majority interest in the Broadmoor Pines Joint Venture and, therefore, the accounts and operations of the Broadmoor Pines Joint Venture have been consolidated into those of the Partnership.

The co-venture partner was Highland Properties, Inc. ("Highland"), a Colorado based residential development, construction and management firm. Highland developed the property known as L'Auberge Broadmoor.

Through December 31, 1996, the Partnership has made cash payments in the form of capital contributions totaling $6,051,022 and has funded $684,879 of property acquisition costs which were treated as a capital contribution to the joint venture.

For the years ended December 31, 1996 1995 and 1994, the Broadmoor Pines Joint Venture had net income of $203,319, $178,239 and $193,494, respectively.

The Partnership has been designated the managing joint venture partner of the Broadmoor Pines Joint Venture and will have control over all decisions affecting the Broadmoor Pines Joint Venture and the property.

JANUARY 1, 1996, THROUGH JULY 2, 1996

Net cash from operations (as defined in the joint venture agreement) was to be distributed as available to each joint venture partner quarterly, as follows:

         First, to the Partnership an amount equal to 11.25% per annum, noncumulative (computed daily on a simple noncompounded basis from the date of completion funding) of its respective capital investment, as defined in the joint venture agreement;

         Second, the balance 80% to the Partnership, and 20% to the property developer.

Losses from operations and depreciation for the Broadmoor Pines Joint Venture were allocated 100% to the Partnership.

All profits from operations to the extent of cash distributions shall first be allocated to the Partnership and the property developer in the same proportion as the cash distributions. Any remaining profits are allocated 80% to the Partnership and 20% to the property developer.

In the case of certain capital transactions and distributions as defined in the joint venture agreement, the allocation of related profits, losses and cash distributions, if any, would be different than as described above and would be effected by the relative balances in the individual partners' capital accounts.

JULY 3, 1996, THROUGH DECEMBER 31, 1996

On July 3, 1996, the Partnership and certain affiliates consummated an agreement with Highland Properties, Inc. ("Highland") which separated the interests of Highland and the Partnership, thus affording the Partnership greater flexibility in the operation and disposition of the property. In consideration of a payment by the Partnership, to Highland totaling $8,683, and delivery of certain mutual releases, Highland (i) relinquished its option to exercise its rights of first refusal with regard to the sale of the property and (ii) assigned all of its interest in the L'Auberge Broadmoor Joint Venture to the Partnership (while preserving the economic interests of the venturer in these Joint Ventures), which resulted in the dissolution of the L'Auberge Broadmoor Joint Venture. Highland may still share in cash flow distributions or proceeds from the sale of the property if certain performance levels are met.


6.  Investment in Partnership:

On November 5, 1990, the Partnership contributed $400,000 to purchase an approximate 8% interest in Casabella Associates, a general partnership among the Partnership, Development Partners II (A Massachusetts Limited Partnership)
("DPII") and Development Partners III (A Massachusetts Limited Partnership) ("DPIII"). In addition to its contribution referred to above, the Partnership incurred $83,668 of acquisition costs, including $41,400 in acquisition fees paid to the General Partners. The difference between the partnership's carrying value of the investment in Casabella Associates and the amount of underlying equity in net assets is $65,345, representing a portion of the acquisition costs stated above that were not recorded on the books of Casabella Associates.

On September 28, 1990, Casabella Associates purchased a majority interest in the Casabella I Joint Venture, an Arizona joint venture that owned and operated Casabella Phase I, a 61-unit residential property located in Scottsdale, Arizona. On April 23, 1991, Casabella Associates, acquired a majority interest in the Casabella Joint Venture which owned Casabella Phase II, a 93-unit residential community, located adjacent to Casabella Phase I. On that date, Casabella Associates and EW Casabella I Limited Partnership contributed their interests in the Casabella I Joint Venture to the Casabella Joint Venture. In addition, the permanent lender funded a $7,320,000 permanent loan, the proceeds of which were used to refinance the $2,700,000 loan pertaining to Phase I and, together with cash contributions of Casabella Associates, to repay the construction loan for Phase II. As a result of such transactions, by operation of law, Casabella Joint Venture, which is comprised of Casabella Associates and EW Casabella I Limited Partnership, now owns both Phases I and II of Casabella. Casabella is now managed and operated as one single 154-unit residential community.

On June 30, 1992, Casabella Joint Venture refinanced its original $7,320,000 permanent loan using the proceeds of a new first mortgage loan in the amount of $7,300,000. Under terms of the new note, monthly principal and interest payments of $61,887, based on a fixed interest rate of 9.125%, are required over the term of the loan. The balance of the note will be due on July 15, 1997. As this mortgage note payable is due in fiscal 1997, the Partnership of Casabella will seek to renegotiate this mortgage note with its existing lender or seek new sources of financing for this property on a long term basis. The General Partners of Casabella believe that existing cash flows from the property will be sufficient to support a level of borrowing that is at least equal to the amount outstanding as of December 31, 1996. If the general economic climate for real estate in this location were to deteriorate resulting in an increase in interest rates for mortgage financing or a reduction in the availability of real estate mortgage financing or a decline in the market values of real estate it may affect the Partnership's ability to complete this refinancing.

The co-venture partner was an affiliate of Evans Withycombe, Inc. ("EWI"), a Phoenix based residential development, construction and management firm. EWI is also the developer of the Casabella property.

During 1996, 1995 and 1994, the Partnership received $40,017, $15,640 and $31,450, respectively, of cash distributions from Casabella Associates.


The consolidated balance sheets of Casabella Associates and Casabella Joint Venture at December 31, 1996 and 1995, are summarized as follows:

         Assets:                                                 1996               1995
                                                                 ----               ----
           Property, plant and equipment                    $11,453,820        $11,297,805
           Accumulated depreciation                          (1,996,504)        (1,752,197)
                                                             -----------        -----------

             Property, plant and equipment, net               9,457,316          9,545,608

           Other assets                                         294,840            889,237
                                                            -----------        -----------

             Total assets                                    $9,752,156        $10,434,845
                                                              =========         ==========

         Liabilities and partners' equity:
           Mortgage note payable                              6,885,673          6,994,549
           Other liabilities                                    202,487            125,170
                                                             ----------         ----------
           Total liabilities                                  7,088,160          7,119,719

           Partners' equity                                   2,663,996          3,315,126
                                                              ---------          ---------

             Total liabilities and partners' equity          $9,752,156        $10,434,845
                                                              =========         ==========

The elements of the consolidated net income (loss) from Casabella Associates and Casabella Joint Venture for the years ended December 31, 1996, 1995 and 1994 are summarized as follows:

         Income:                                            1996              1995             1994
                                                            ----              ----             ----
           Rental income                                $1,341,037         1,520,905       $1,486,525
           Other income                                     50,811           103,410           88,580
                                                      ------------       -----------     ------------
                                                         1,391,848         1,624,315        1,575,105
         Expenses and other deductions:
           General and administrative                        6,223            10,200           10,052
           Operations                                      665,878           561,516          521,969
           Depreciation and amortization                   266,730           375,234          371,172
           Interest                                        633,360           642,857          651,528
                                                      ------------        ----------      -----------
                                                         1,572,191         1,589,807        1,554,721
                                                       -----------         ---------        ---------
         Net income (loss)                          ($     180,343)     $     34,508     ($    20,384)
                                                      =============      ===========       ==========

7.  Mortgage Notes Payable:

All of the property owned by the Partnership is pledged as collateral for the mortgage notes payable outstanding at December 31, 1996 and 1995, which consisted of the following:

                    1996         1995
              ----------   ----------
Canyon View   $5,074,647   $5,154,887
Broadmoor .    3,540,679    3,577,264
              ----------   ----------

              $8,615,326   $8,732,151

Canyon View is subject to a nonrecourse first mortgage in the original principal amount of $5,380,000. Under the terms of the note, monthly principal and interest payments of $45,610, based on a fixed interest rate of 9.125%, are required over the term of the loan. The balance of the note will be due on July 15, 1997.

Broadmoor is subject to a nonrecourse first mortgage in the principal amount of $3,650,000. Interest only at the rate of 8% was payable monthly for the first three years of the loan term. Commencing on September 15, 1993 monthly payments of $31,980 including principal and interest, at the rate of 9.75%, were payable. The balance of the note is payable on September 15, 1997.

Interest included in accrued expenses on the Balance Sheets of the Consolidated Financial Statements at December 31, 1996 and 1995 consisted of $33,678 and $34,132, respectively.

As these mortgage notes payable are due in fiscal 1997, the Partnership will seek to renegotiate these mortgage notes with its existing lenders or seek new sources of financing for these properties on a long term basis. The General Partners believe that existing cash flows from the properties will be sufficient to support a level of borrowing that is at least equal to amounts outstanding as of December 31, 1996. If the general economic climate for real estate in these respective locations were to deteriorate resulting in an increase in interest rates for mortgage financing or a reduction in the availability of real estate mortgage financing or a decline in the market values of real estate it may affect the Partnership's ability to complete these refinancings.

The  principal   balance  of  the  mortgage  notes  payable   appearing  on  the
consolidated balance sheets at December 31, 1996 and 1995 approximates the fair value of such notes.

8.  Partners' Equity:

Under the terms of the Partnership Agreement profits are generally allocated 98% to the Limited Partners and 2% to the General Partners; losses are allocated 99% to the Limited Partners and 1% to the General Partners.

Cash distributions to the partners are governed by the Partnership Agreement and are made, to the extent available, 98% to the Limited Partners and 2% to the General Partners.

The allocation of the related profits, losses, and distributions, if any, would be different than described above in the case of certain events defined in the Partnership Agreement, such as the sale of an investment property or an interest in a joint venture partnership.

9.  Related Party Transactions:

Due to affiliates at December 31, 1996 and 1995 consisted of $10,680 and $9,210, respectively, relating to reimbursable costs due to L'Auberge Communities, Inc.

Due from affiliates of $20,631, of which $6,802 consisted of expense reimbursements due from Canyon View West, an affiliate of the general partners. In addition, $13,828 of expense reimbursement is due from Lincoln Residential Services, property manager of an affiliate of the general partners.

In 1996, 1995 and 1994, general and administrative expenses included $65,879, $75,552 and $63,300, respectively, of salary reimbursements paid to the General Partners for certain administrative and accounting personnel who performed services for the Partnership.

During the years ended December 31, 1996, 1995 and 1994, property management fees of $103,969, $121,209 and $129,737, respectively, had been paid to Residential Services-L'Auberge, formerly Berry and Boyle Residential Services, an affiliate of the General Partners of the Partnership. These fees are 4% of rental revenue in 1996 and 5% of the rental revenue in 1995 and 1994.

Rental payments of $18,275 were paid by L'Auberge Communities, Inc. to Broadmoor for two employee apartments.

                                 EXHIBIT INDEX

Exhibit No.   Amended and Restated Certificate and Agreement of Limited
(4)(a)(1)     Partnership (filed as an exhibit to the Partnership's
              Registration Statement No. 33-02101, filed December 12, 1985 (the
              "Registration Statement") and incorporated herein by reference).

(4)(a)(3) Fifteenth Amendment to the Amended and Restated Certificate and Agreement of Limited Partnership dated October 29, 1990.(filed as
              Exhibit 4(a)(3) to the Partnership's Annual Report on Form 10-K for the year ended December 31, 1990 and incorporated herein by reference).

(4)(b) Form of Subscription Agreement (filed as an exhibit to the Registration Statement and incorporated herein by reference).

(10)(a) Development Agreement among the Partnership, Epoch Properties, Inc. and the Canyon View Joint Venture and exhibits thereto (filed as an exhibit to the Registration Statement and incorporated herein by reference).

(10)(b)       Documents  pertaining  to the  $4,00,000  permanent  loan  for the
              Canyon View Joint Venture (filed as an exhibit to the Partnership's Annual Report on Form 10-K for the year ended December 31, 1989 and incorporated herein by reference).

(10)(c) Documents pertaining to the $3,650,000 permanent loan for the Broadmoor Pines Joint Venture (filed as an exhibit to the Partnership's Annual Report on Form 10-K for the year ended December 31, 1990 and incorporated herein by reference).

(10)(d) Agreement of Joint Venture of Casabella Associates dated September 27, 1990 (filed as Exhibit 10(f) to the Partnership's Annual Report on Form 10-K for the year ended December 31, 1990 and incorporated herein by reference).

(10)(e) Property Management Agreement between Broadmoor Pines Joint Venture and Berry and Boyle Residential Services dated August 1, 1990 (filed as Exhibit 10(k) to the Partnership's Annual Report on Form 10-K for the year ended December 31, 1990 and incorporated herein by reference).

(10)(f) Documents pertaining to the $7,300,000 permanent loan for Casabella Joint Venture filed as an exhibit to the Annual Report on Form 10K for the year ended December 31, 1991 for Berry and Boyle Development Partners III and incorporated herein by reference.

(10)(g) First Amendment to Joint Venture Agreement of L'Auberge Broadmoor Joint Venture and Related Assignment of Joint Venture Interest.

(10)(h)       Agreement regarding Casabella Joint Venture

(10)(i) Property Management Agreement (Canyon View) dated May 15, 1996, between L'Auberge Communities Inc. and Canyon View Joint Venture.

(10)(j) Property Management Agreement (Casabella) dated November 1, 1996, between L'Auberge Communities Inc. and Casabella Associates.

(27)          Financial Data Schedule

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 10-Q

          [ X ] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                For the quarterly period ended September 30, 1997

                                       OR

          [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      For the transition period from __________________ to ________________

                           Commission File No. 0-15511

                              Development Partners
                      (A Massachusetts Limited Partnership)
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                            Massachusetts 04-2895800
--------------------------------------------------------------------------------
                (State or other jurisdiction of (I.R.S.  Employer  incorporation or organization) Identification No.)

                  5110 Langdale Way, Colorado Springs, CO 80906
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (719) 576-5122
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)
Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Sections 13 and 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes _X_ No ___

                          PART I. FINANCIAL INFORMATION

                          Item 1. FINANCIAL STATEMENTS

                              DEVELOPMENT PARTNERS
                      (A Massachusetts Limited Partnership)
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                                    September 30
                                                                        1997          December 31,
                                                                    (Unaudited)           1996
                            ASSETS
Property, at cost
  Land                                                                 $5,114,512         $5,114,512
  Buildings and improvements                                           15,561,584         15,561,584
  Equipment, furnishings and fixtures                                   1,784,826          1,687,793
                                                                   ---------------  -----------------

                                                                       22,460,922         22,363,889
  Less accumulated depreciation                                       (5,067,352)        (4,741,203)
                                                                   ---------------  -----------------

                                                                       17,393,570         17,622,686

Cash and cash equivalents                                                 455,530            537,735
Real estate tax escrows                                                    54,437             27,976
Deposits and prepaid expenses                                               2,206                639
Accounts receivable                                                        18,133             20,631
Investment in partnership                                                 284,618            293,210
Deferred expenses, net of accumulated
  amortization of $312,681 and $298,472                                     1,635             15,844

                                                                   ---------------  -----------------
         Total assets                                                 $18,210,129        $18,518,721
                                                                   ===============  =================

                                  LIABILITIES AND PARTNERS' EQUITY

Mortgage notes payable                                                 $8,520,306         $8,615,326
Accounts payable                                                           95,007             57,602
Accrued expenses                                                          175,306            164,447
Due to affiliates (Note 8)                                                    831             10,680
Rents received in advance                                                       -              6,158
Tenant security deposits                                                   80,161             66,305
                                                                   ---------------  -----------------
         Total liabilities                                              8,871,611          8,920,518

General Partner's equity                                                 (84,209)           (83,524)
Limited Partner's equity                                                9,422,727          9,681,727
                                                                   ---------------  -----------------

        Total liabilities and partners' equity                        $18,210,129        $18,518,721
                                                                   ===============  =================




                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                                        DEVELOPMENT PARTNERS
                               (A Massachusetts Limited Partnership)
                                          AND SUBSIDIARIES

                               CONSOLIDATED STATEMENTS OF OPERATIONS

                                            (Unaudited)
                                           -------------


                                         Three Months Ended                Nine Months Ended
                                          September 30                       September 30
                                      1997            1996              1997              1996
                                      ----            ----              ----              ----
Revenue:
  Rental income                        $615,445        $580,485        $1,874,669         $1,861,690
  Interest Income
                                          5,185           6,345            16,939             24,295
                                  --------------  --------------   ---------------  -----------------
                                        620,630         586,830         1,891,608          1,885,985
Expenses:
  Operating Expenses                    316,799         295,799           879,350            868,053
  Interest                              205,360         203,234           608,294            611,719
  Depreciation and amortization         118,503         107,321           340,357            319,087
  General and administrative             42,611          61,455           123,543            180,903
  Equity in (income) loss
      from partnership                    5,658           7,495             8,591              2,413
                                  --------------  --------------   ---------------  -----------------
                                        688,931         675,304         1,960,135          1,982,175
                                  --------------  --------------   ---------------  -----------------

Net income (loss)                     ($68,301)       ($88,474)         ($68,527)          ($96,190)
                                  ==============  ==============   ===============  =================

Net income (loss) allocated to:
  General Partners                       ($683)          ($885)            ($685)             ($962)

  Per unit net income (loss) allocated to Investor Limited Partner interest:
       36,411 units issued              ($1.86)         ($2.41)           ($1.86)            ($2.62)



                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                                        DEVELOPMENT PARTNERS
                               (A Massachusetts Limited Partnership)
                                          AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF PARTNERS' EQUITY (DEFICIT)

                                            (Unaudited)
                                           -------------

                                                                      Investor           Total
                                                     General          Limited          Partners'
                                                    Partners          Partners           Equity

Balance at December 31, 1995                           (76,142)        10,152,380         10,076,238

Cash distributions                                      (5,202)         (254,877)          (260,079)

Net income                                              (2,180)         (215,776)          (217,956)
                                                  --------------   ---------------  -----------------

Balance at December 31, 1996                           (83,524)         9,681,727          9,598,203

Cash distributions                                         -            (191,158)          (191,158)

Net income (loss)                                         (685)          (67,842)           (68,527)
                                                  --------------   ---------------  -----------------

Balance at September 30, 1997                         ($84,209)        $9,422,727         $9,338,518
                                                  ==============   ===============  =================








                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                              DEVELOPMENT PARTNERS
                     (A Massachusetts Limited Partnership)
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (Unaudited)
                                 -------------

                                                                               Nine Months Ended
                                                                             September 30
                                                                        1997              1996
                                                                        ----              ----
Cash flows from operating activities:
  Interest received                                                        16,939            $29,619
  Cash received from operating revenue                                  1,882,367          1,855,887
  General and administrative expenses                                   (142,181)          (190,841)
  Operating expense                                                     (847,825)          (897,577)
  Interest paid                                                         (608,294)          (611,719)
                                                                   ----------------------------------

Net cash provided by operating activities                                 301,006            185,369

Cash flows from investing activities:
  Purchase of fixed assets                                               (97,033)          (177,291)
  Proceeds from maturities of short-term investments                         -               74,332
  Deposits                                                                   -               (2,112)
  Distributions from partnership                                             -               26,842
                                                                   ----------------------------------

Net cash provided by investing activities                                (97,033)           (78,229)

Cash flows from financing activities:
  Distributions to partners                                             (191,158)          (191,158)
  Principal payments on mortgage note payable                            (95,020)           (86,594)
                                                                   ---------------  -----------------

Net cash used by financing activities                                   (286,178)          (277,752)
                                                                   ---------------  -----------------

Net decrease in cash and cash equivalents                                (82,205)          (170,612)

Cash and cash equivalents at beginning of year                            537,735            532,019
                                                                   ---------------  -----------------

Cash and cash equivalents at end of year                                 $455,530           $361,407
                                                                   ===============  =================



                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                              DEVELOPMENT PARTNERS
                     (A Massachusetts Limited Partnership)
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (Unaudited)

                                 -------------


Reconciliation   of  net  income  (loss)  to  net  cash  provided  by  operating activities:

                                                                           Nine Months Ended
                                                                            September 30
                                                                        1997              1996
                                                                        ----              ----
Net income (loss)                                                       ($68,527)          ($96,190)
Adjustments to reconcile net income (loss)  to net cash
  provided by operating activities:
Depreciation and amortization                                             340,357            319,087
Equity in (income) loss from partnership                                    8,591              2,413
Change in assets  and  liabilities  net of effects of  investing  and  financing activities:
    Increase in real estate tax escrow                                   (26,461)           (24,764)
    Decrease in prepaid expenses                                          (1,567)              5,324
    Decrease in accounts payable and accrued expenses                      48,266            (2,917)
    Decrease in due to (from) affiliates                                  (7,351)           (11,781)
    Decrease in rents received in advance                                 (6,158)                  -
    Increase (decrease) in tenant security deposits                        13,856            (5,803)
                                                                   ---------------  -----------------

Net cash provided by operating activities                                $301,006           $185,369
                                                                   ===============  =================


                     The accompanying notes are an integral
                 part of the consolidated financial statements.

1.  Organization of Partnership:

Development Partners (A Massachusetts Limited Partnership), (the "Partnership"), formerly Berry and Boyle Development Partners, was formed on October 23, 1985. GP L'Auberge Communities, L.P., a California Limited Partnership, (formerly Berry and Boyle Management) and Berry and Boyle Realty Advisors ("Advisors") (A Massachusetts Limited Partnership), are the General Partners. A total of 2,033 individual Limited Partners owning 36,411 Units have contributed $18,205,500 of capital to the Partnership. At September 30, 1997, the total number of Limited Partners was 2,003. Except under certain limited circumstances upon termination of the Partnership, the General Partners are not required to make any additional capital contributions. The General Partners or their affiliates will receive various fees for services and reimbursement for various organizational and selling costs incurred on behalf of the Partnership.

The accompanying consolidated financial statements present the activity of the Partnership for the nine months ended September 30, 1997 and 1996.

The Partnership will continue until December 31, 2010, unless earlier terminated by the sale of all or substantially all of the assets of the Partnership, or by the dissolution and liquidation of the joint ventures.

2.  Significant Accounting Policies:

         A.  Basis of Presentation

         The consolidated financial statements include the accounts of the Partnership and its subsidiaries: Canyon View Joint Venture and Broadmoor Pines Joint Venture. All intercompany accounts and transactions have been eliminated in consolidation. The Partnership accounts for its investment in Casabella Associates utilizing the equity method of accounting. The Partnership's investment account is adjusted to reflect its pro rata share of profits, losses and distributions from Casabella Associates.

         The Partnership follows the accrual method of accounting.

         B.  Cash and Cash Equivalents

         The Partnership considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The carrying value of cash and cash equivalents approximates fair value. It is the Partnership's policy to invest cash in income-producing temporary cash investments. The Partnership mitigates any potential risk from such concentration of credit by placing investments with high quality financial institutions.

         C. Significant Risks and Uncertainties

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         D.  Depreciation

         Depreciation is provided for by the use of the straight-line method over estimated useful lives as follows:

                  Buildings and improvements                            40 years
                  Equipment, furnishings and fixtures                 5-15 years

         E.   Deferred Expenses

         Costs of obtaining various mortgages on the properties are being amortized over the term of the related mortgage notes payable using the straight-line method. Buy down fees relating to permanent loan refinancings (see Note 7) are being amortized over a three year period. Any unamortized costs remaining at the date of a refinancing are expensed in the year of refinancing.

         F.  Income Taxes

         No provision is made for income taxes since the Partners are required to include on their tax returns their pro rata share of the Partnership's taxable income or loss. If the Partnership's tax returns are examined by the Internal Revenue Service or a state taxing authority, and such an examination results in a change in partnership taxable income or loss, such change will be reported to the Partners.

         G.  Rental Income

         Leases require the payment of rent in advance, however, rental income is recorded as earned.

         H. Long-Lived Assets

         The Partnership's long-lived assets include property and equipment and deferred expenses. The Partnership evaluates rental properties for impairment when conditions exist which may indicate that it is probable that the sum of expected future cash flows (undiscounted) from rental properties is less than its carrying value. Upon determination that a permanent impairment has occurred, rental properties are reduced to fair value. For the year ended December 31, 1996, and the quarter ended September 30, 1997, permanent impairment conditions did not exist at any of the Partnership's properties.

3.  Cash and Cash Equivalents:

Cash and cash equivalents at September 30, 1997, and December 31, 1996, consisted of the following:

                                                         1997               1996
                                                     --------           --------
Cash on hand .............................           $211,503           $326,649
Certificate of deposit ...................            211,086
Money Market Accounts ....................            244,027
                                                     -------            --------

                                                     $455,530           $537,735
                                                     ========           ========

4.  Joint Venture and Property Acquisitions:

The Partnership has invested in three properties located in Scottsdale and Tucson, Arizona and Colorado Springs, Colorado. The success of the Partnership will depend upon factors which are difficult to predict including general economic and real estate market conditions, both on a national basis and in the areas where the Partnership's investments are located.

Canyon View

On September 29, 1987, the Partnership acquired a majority interest in the Canyon View Joint Venture which owns and operates a 168-unit multifamily residential property located in Tucson, Arizona. The Partnership has been designated as the managing joint venture partner and will control all decisions regarding the operation and sale of the property.

In accordance with the terms of the purchase agreement and the joint venture agreement, through September 30, 1997, the Partnership has contributed total capital of $6,889,588 to the Canyon View Joint Venture, which was used to repay a portion of the construction loan from a third party lender, to pay certain costs related to the refinancing of the permanent loan, to cover operating deficits incurred during the lease up period and to fund certain capital improvements. In addition, the Partnership funded $745,902 of property acquisition costs which were subsequently treated as a capital contribution to the joint venture.

For the nine months ended September 30, 1997 and 1996, the Canyon View Joint Venture had a net loss of $56,408 and $94,647, respectively.

Net cash from operations (as defined in the joint venture agreement) will be distributed as available to each joint venture partner not less often than quarterly, as follows:

         First,   to  the   Partnership   until  it  has   received   an  annual
         non-cumulative 11.25% priority return on its capital contribution for such year.

         Second, the balance 75% to the Partnership and 25% to the other joint venture partner.

Income from operations will be allocated to the Partnership and the other joint venture partner generally in accordance with the distribution of net cash from operations.

Losses from operations will generally be allocated 100% to the Partnership.

In the case of certain capital transactions and distributions, as defined in the joint venture agreement, the allocation of related profits, losses and cash distributions, if any, would be different than as described above and would be effected by the relative balances in the individual partners' capital accounts.

Broadmoor

On October 12, 1988, the Partnership acquired L'Auberge Broadmoor ("Broadmoor") (formerly Broadmoor Pines), a 108-unit residential property located in Colorado Springs, Colorado, and simultaneously contributed the property to a joint venture comprised of the Partnership and the property developer (the "Broadmoor Pines Joint Venture"). The Partnership control and owns a majority interest in the Broadmoor Pines Joint Venture and, therefore, the accounts and operations of the Broadmoor Pines Joint Venture have been consolidated into those of the Partnership.

The co-venture partner was Highland Properties, Inc. ("Highland"), a Colorado based residential development, construction and management firm. Highland developed the property known as L'Auberge Broadmoor.

The Partnership has been designated the managing joint venture partner of the Broadmoor Pines Joint Venture and will have control over all decisions affecting the Broadmoor Pines Joint Venture and the property.


JANUARY 1, 1996, THROUGH JULY 2, 1996

Net cash from operations (as defined in the joint venture agreement) was to be distributed as available to each joint venture partner quarterly, as follows:

         First, to the Partnership an amount equal to 11.25% per annum, noncumulative (computed daily on a simple noncompounded basis from the date of completion funding) of its respective capital investment, as defined in the joint venture agreement;

         Second, the balance 80% to the Partnership, and 20% to the property developer.

Losses from operations and depreciation for the Broadmoor Pines Joint Venture were allocated 100% to the Partnership.

All profits from operations to the extent of cash distributions shall first be allocated to the Partnership and the property developer in the same proportion as the cash distributions. Any remaining profits are allocated 80% to the Partnership and 20% to the property developer.

In the case of certain capital transactions and distributions as defined in the joint venture agreement, the allocation of related profits, losses and cash distributions, if any, would be different than as described above and would be effected by the relative balances in the individual partners' capital accounts.

JULY 3, 1996, THROUGH SEPTEMBER 30, 1997

On July 3, 1996, the Partnership and certain affiliates consummated an agreement with Highland Properties, Inc. ("Highland"), which separated the interests of Highland and the Partnership, thus affording the Partnership greater flexibility in the operation and disposition of the property. In consideration of a payment by the Partnership to Highland totaling $8,683 and delivery of certain mutual releases, Highland (i) relinquished its option to exercise its rights of first refusal with regard to the sale of the property and (ii) assigned all of its interest in the L'Auberge Broadmoor Joint Venture to the Partnership (while preserving the economic interests of the venturer in these Joint Ventures), which resulted in the dissolution of the L'Auberge Broadmoor Joint Venture. Highland may still share in cash flow distributions or proceeds from the sale of the property if certain performance levels are met.

Through September 30, 1997, the Partnership has made cash payments totaling $6,079,200 and has funded $684,879 of property acquisition costs.

For the nine months ended September 30, 1997 and 1996, L'Auberge Broadmoor had a net income of $107,889 and $158,762, respectively.

6..  Mortgage Notes Payable:

All of the property owned by the Partnership is pledged as collateral for the mortgage notes payable outstanding at September 30, 1997, and December 31, 1996, which consisted of the following:

                                                      1997                  1996
                                                ----------            ----------
Canyon View ........................            $5,009,494            $5,074,647
Broadmoor ..........................             3,510,812             3,540,679
                                                ----------            ----------

                                                $8,520,306            $8,615,326

Canyon View is subject to a nonrecourse first mortgage in the original principal amount of $5,380,000. Under the terms of the note, monthly principal and interest payments of $45,610, based on a fixed interest rate of 9.125%, are required over the term of the loan. The maturity of the note has been extended from July 15, 1997, to July 15, 1998, with the same interest rate.

Broadmoor is subject to a nonrecourse first mortgage in the principal amount of $3,650,000. Interest only at the rate of 8% was payable monthly for the first three years of the loan term. Commencing on September 15, 1993, monthly payments of $31,980 including principal and interest, at the rate of 9.75%, were payable. The maturity of the note is September 15, 1998.

Interest accrued at September 30, 1997 and 1996, consisted of $33,678 and $33,678, respectively, relating to the Canyon View and L'Auberge Broadmoor.

The  principal   balance  of  the  mortgage  notes  payable   appearing  on  the
consolidated balance sheet approximates the fair value of such notes.

7.  Partners' Equity:

Under the terms of the Partnership Agreement profits are generally allocated 98% to the Limited Partners and 2% to the General Partners; losses are allocated 99% to the Limited Partners and 1% to the General Partners.

Cash distributions to the partners are governed by the Partnership Agreement and are made, to the extent available, 98% to the Limited Partners and 2% to the General Partners.

The allocation of the related profits, losses, and distributions, if any, would be different than described above in the case of certain events defined in the Partnership Agreement, such as the sale of an investment property or an interest in a joint venture partnership.

8.  Related Party Transactions:

Due to affiliates at September 30, 1997 and December 31, 1996, consisted of $831 and $10,680, respectively, relating to reimbursable costs due to L'Auberge Communities, Inc.

As of September 30, 1997 and 1996, general and administrative expenses included $40,509 and $52,463, respectively, of salary reimbursements paid to the General Partners for certain administrative and accounting personnel who performed services for the Partnership.

For the nine months ended September 30, 1997 and 1996, $72,317and $81,988 of property management fees had been paid or accrued to Residential Services-L'Auberge, formerly Berry and Boyle Residential Services, an affiliate of the General Partners of the Partnership.

11

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                  CONDITION AND RESULTS OF OPERATIONS

Liquidity; Capital Resources

At the close of the offering on February 26, 1987, the Partnership had admitted 2,033 Limited Partners who contributed capital of $18,205,500 to the Partnership. These offering proceeds, net of organizational and offering costs of $2,730,825, provided $15,474,675 of net proceeds to be used for the purchase of income-producing residential properties, including related fees and expenses, and working capital reserves. The Partnership has expended $14,384,167 to (i) acquire its joint venture interests in the Canyon View Joint Venture, Broadmoor Pines Joint Venture and Casabella Associates, (ii) pay acquisition expenses, including acquisition fees to one of the General Partners, and (iii) pay certain costs associated with the refinancing of the Canyon View and Broadmoor Pines permanent loans. The Partnership distributed $56,437 to the Limited Partners as a return of capital resulting from excess reserves. The remaining net proceeds of $1,034,071 have been used to establish initial working capital reserves sufficient to meet the future needs of the Partnership, including contributions to the various properties that may be required. As of September 30, 1997, $605,677 cumulatively was contributed to the properties for this purpose.

The working capital reserves of the Partnership consist of cash and cash equivalents and short-term investments. Together these amounts provide the Partnership with the necessary liquidity to carry on its day-to-day operations and to make necessary contributions to the various joint ventures. Thus far in 1997, the aggregate net decrease in working capital reserves has been $82,205. This decrease resulted primarily from cash provided by operations of $301,006, offset by distributions to partners of $191,158, purchases of fixed assets totaling $97,033, and principal payments on mortgage notes payable of $95,020.

Canyon View

As of September 30, 1997, the property was 89% occupied, compared to 74% approximately one year ago. At September 30, 1997 and 1996, the market rents for the various unit types were as follows:

      Unit Type                                            1997             1996
----------------------------------------------           ------           ------
One bedroom one bath .........................           $  725           $  725
Two bedroom two bath .........................              795              810
Two bedroom two bath w/den ...................            1,010              980

Broadmoor Pines

As of September 30, 1997, the property was 88% occupied, compared to 93% approximately one year ago. At September 30, 1997 and 1996, the market rents for the various unit types were as follows:

       Unit Type                                           1997             1996
----------------------------------------------           ------           ------
One bedroom two bath w/den ...................           $  930           $  885
Two bedroom two bath .........................            1,045              995
Two bedroom two bath w/den ...................            1,255            1,195

Casabella

As of September 30, 1997, the property was 86% occupied, compared to 73% approximately one year ago. At September 30, 1997 and 1996, the average monthly rents collected for the various unit types were as follows:

       Unit Type                                           1997             1996
----------------------------------------------           ------           ------
One bedroom two bath w/den ...................           $  820           $  820
Two bedroom two bath .........................              940              940
Two bedroom two bath w/den ...................            1,160            1,160

Results of Operations

The Partnership's operating results for the three months ended September 30, 1997, consisted of interest income, administrative expenses and the Partnership's share of the income from Casabella Associates and the income allocated from Canyon View and Broadmoor Pines, as follows:

                                                           Canyon       Broadmoor        Investment     Consolidated
                                                            View            Pines       Partnership     Totals
     Total revenue                                       $312,316           $304,788         $3,526     $620,630

     Expenses:
       General and administrative                                                            42,611       42,611
       Operations                                         179,195            137,604                     316,799
       Depreciation and amortization                       63,544             54,959                     118,503
       Interest                                           117,117             88,243                     205,360
       Equity in (income) loss from partnership                                               5,658        5,658
                                                   ---------------   ----------------  -------------  -----------
                                                          359,856            280,806         48,269      688,931
                                                   ---------------   ----------------  -------------  -----------
     Net income                                         ($47,540)            $23,982      ($44,743)    ($68,301)
                                                   ===============   ================  =============  ===========

The Partnership's operating results for the three months ended September 30, 1996 consisted of interest income, administrative expenses, the Partnership's share of the loss from Casabella Associates and the income allocated from Canyon View and Broadmoor Pines, as follows:

                                                    Canyon         Broadmoor           Investment    Consolidated
                                                     View            Pines            Partnership      Totals
Total revenue                                         $272,190         $308,295            $6,345       $586,830

Expenses:
  General and administrative                                                               61,455         61,455
  Operations                                           172,488          123,311                          295,799
  Depreciation and amortization                         60,911           46,410                          107,321
  Interest                                             116,548           86,686                          203,234
  Equity in (income) loss from partnership                                                  7,495          7,495
                                                 -------------- ----------------   ---------------  ------------
                                                       349,947          256,407            68,950        675,304
                                                 -------------- ----------------   ---------------  -------------
Net income                                           ($77,757)          $51,888         ($62,605)      ($88,474)
                                                 ============== ================   ===============  =============

The Partnership's operating results for the nine months ended September 30, 1997, consisted of interest income, administrative expenses, the Partnership's share of the income from Casabella Associates and the income allocated from Canyon View and Broadmoor Pines, as follows:

                                                        Canyon            Broadmoor      Investment   Consolidated
                                                         View              Pines         Partnership     Totals
   Total revenue                                        $992,103           $887,379        $12,126     $1,891,608

   Expenses:
     General and administrative                                                            123,543        123,543
     Operations                                          511,402            367,948                       879,350
     Depreciation and amortization                       189,270            151,087                       340,357
     Interest                                            347,839            260,455                       608,294
          Equity in (income) loss from                                                       8,591          8,591
   partnership
                                                  ---------------   ----------------  -------------   ------------
                                                       1,048,511            779,490        132,134      1,960,135
                                                  ---------------   ----------------  -------------   ------------
   Net income                                          ($56,408)           $107,889     ($120,008)      ($68,527)
                                                  ===============   ================  =============   ============

The Partnership's operating results for the nine months ended September 30, 1996, consisted of interest income, administrative expenses, the Partnership's share of the income from Casabella Associates and the income allocated from Canyon View and Broadmoor Pines, as follows:

                                                        Canyon         Broadmoor         Investment     Consolidated
                                                         View            Pines          Partnership       Totals
         Total revenue                                    $944,416         $918,568         $23,001       $1,885,985

         Expenses:
           General and administrative                           10         -                180,893          180,903
           Operations                                      507,309          360,744                          868,053
           Depreciation and amortization                   180,743          138,344                          319,087
           Interest                                        351,001          260,718                          611,719
           Equity in (income) loss from partnership        -               -                  2,413            2,413
                                                     -------------- ----------------  --------------  ---------------
                                                         1,039,063          759,806         183,306        1,982,175
                                                     -------------- ----------------  --------------  ---------------
         Net income                                      ($94,647)         $158,762      ($160,305)        ($96,190)
                                                     ============== ================  ==============  ===============

Comparison of Operating Results for the Nine Months Ended September 30, 1997 and 1996:

Total revenue remained stable with an increased of $5,623. General and administrative expenses decreased by $57,360 or 32% due to lower legal costs, as well as the re-stabilization of costs associated with the Partnership administrative, financial and investor services functions following the office relocation to Colorado Springs.
Operating expenses increased by less than 1% or $11,297.

Thus far in 1997, the Partnership has made the following cash distributions to its Partners:


         Limited Partners              $ 191,158
         General Partners                   -
                                        $191,158

                           PART II - OTHER INFORMATION
                                 ----------------

ITEM 1.  Legal Proceedings
         Response:  None

ITEM 2.  Changes in Securities
         Response:  None

ITEM 3.  Defaults Upon Senior Securities
         Response:  None

ITEM 4.  Submission of Matters to a Vote of Security Holders
         Response:  None

ITEM 5.  Other Information
         Response:  None

ITEM 6.  Exhibits and Reports on Form 8-K
         Response:  None


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


              DEVELOPMENT PARTNERS
              (A Massachusetts Limited Partnership)

          By: GP L'Auberge Communities, L.P., a California Limited Partnership, General Partner

            By:  L'Auberge Communities, Inc., its General Partner

                By:  ____/s/ Stephen B. Boyle________________
                     President




Date  November 12, 1997

                              DEVELOPMENT PARTNERS
                      (A MASSACHUSETTS LIMITED PARTNERSHIP)

        THIS CONSENT is solicited by and on behalf of the Partnership. The General Partners recommend a vote "FOR" the Proposal. A vote "FOR" the Proposal also will constitute your consent to all actions necessary to consummate all transactions with respect to the Proposal contemplated by the Consent Solicitation.

        THIS CONSENT WILL BE RECORDED IN ACCORDANCE WITH THE INSTRUCTIONS BELOW. IF NO INSTRUCTIONS ARE INDICATED, BY YOUR SIGNATURE BELOW YOU WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSAL AS RECOMMENDED BY THE GENERAL PARTNERS.

                        PLEASE MARK THE APPROPRIATE BOX:

        With the General Partners' recommendation to dissolve the Partnership and settle and close the Partnership's business and dispose of and convey the Partnership's property as soon as practicable, consistent with obtaining reasonable value for the properties, I vote:

               [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

        The undersigned acknowledges receipt of the Consent Solicitation dated March 20, 1998 pertaining to the Proposal.


Dated:_________________________             ______________________________
                                                      Signature


                                            _______________________________
                                              Signature (if held jointly)


                                            _______________________________
                                                          Title

Please sign exactly as name appears hereon. When Units are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS CONSENT PROMPTLY USING THE ENCLOSED PRE-PAID ENVELOPE TO: GP L'Auberge Communities, L.P., c/o Gemisys, 7103 South Revere Parkway, Englewood, Colorado 80112. If you have any questions, please call THE L'AUBERGE INVESTOR SERVICES LINE at (800) 262-7778.